                                                                    Exhibit 2(a)

                                                                  EXECUTION COPY



                            ASSET PURCHASE AGREEMENT





                                  by and among



                                HUNT CORPORATION,

                              HUNT HOLDINGS, INC.,

                       HUNT GRAPHICS AMERICAS CORPORATION



                                       and



                                   NESCHEN AG,

                       SEAL GRAPHICS AMERICAS CORPORATION,

                              SEAL USA CORPORATION,

                     SEAL GRAPHICS TECHNOLOGIES CORPORATION





                              Dated October 7, 2001

                                TABLE OF CONTENTS
                                -----------------

1.       Purchase and Sale...................................................................................1
         1.1.     Sale of Business...........................................................................1
         1.2.     Purchased Assets...........................................................................2
         1.3.     Excluded Assets............................................................................3
         1.4.     Assumed Liabilities........................................................................4
         1.5.     Excluded Liabilities.......................................................................5
         1.6.     Closing Date...............................................................................7
         1.7.     Closing Obligations........................................................................7
         1.8.     Further Assurances........................................................................10

2.       Purchase Price.....................................................................................11
         2.1.     Purchase Price............................................................................11
         2.2.     Payment of Purchase Price.................................................................11
         2.3.     Physical Inventory Adjustment.............................................................11
         2.4.     Closing Settlement........................................................................13

3.       Representations and Warranties of the Seller.......................................................14
         3.1.     Organization; Good Standing; Power........................................................14
         3.2.     Effect of Agreement.......................................................................14
         3.3.     Corporate Authorization...................................................................15
         3.4.     Absence of Certain Changes or Events......................................................15
         3.5.     Intentionally Omitted.....................................................................16
         3.6.     Income Tax Matters........................................................................16
         3.7.     Title to Properties; Absence of Liens and Encumbrances, Etc...............................17
         3.8.     Condition and Sufficiency of Assets.......................................................17
         3.9.     Litigation, Etc...........................................................................18
         3.10.    Books and Records.........................................................................18
         3.11.    Affiliate Agreements; Guaranties..........................................................18
         3.12.    Financial Information.....................................................................18
         3.13.    Employee Benefit Plans....................................................................19
         3.14.    Intellectual Property Assets..............................................................20
         3.15.    Computer Systems..........................................................................23
         3.16.    Insurance.................................................................................24
         3.17.    Licenses, Authorizations and Permits......................................................24
         3.18.    Compliance with Law.......................................................................24
         3.19.    Employment of Officers, Employees and Consultants; Prior Conduct; Etc.....................24
         3.20.    No Unlawful Payments......................................................................26
         3.21.    No Commissions Due........................................................................26
         3.22.    Customers and Vendors.....................................................................26
         3.23.    No Untruths, Misstatements or Omissions...................................................26
         3.24.    Subsidiaries and Affiliates...............................................................27
         3.25.    Solvency..................................................................................27
         3.26.    Environmental Matters.....................................................................27

         3.27.    Assigned Contracts........................................................................30
         3.28.    Intentionally Omitted.....................................................................30
         3.29.    Product Warranty..........................................................................30
         3.30.    Product Liability.........................................................................31
         3.31.    Contracts; No Defaults....................................................................31
         3.32.    No Other Warranties.......................................................................33

4.       Representations and Warranties of the Parent and the Buyers........................................33
         4.1.     Corporate Authorization...................................................................33
         4.2.     Due Incorporation; Good Standing..........................................................33
         4.3.     Commissions...............................................................................33
         4.4.     No Conflict...............................................................................33
         4.5.     Financial Condition.......................................................................34
         4.6.     Litigation................................................................................34
         4.7.     Investigation and Evaluation..............................................................34
         4.8.     Forecasts and Projections.................................................................34

5.       Certain Covenants and Agreements Prior to Closing..................................................35
         5.1.     Access to and Information Concerning Properties and Records, Etc..........................35
         5.2.     Conduct of Business by the Sellers Pending the Closing Date...............................35
         5.3.     Third Party Consents; Compliance..........................................................36
         5.4.     Customers and Vendors.....................................................................37
         5.5.     Coordination as to Tax Matters............................................................37
         5.6.     No Negotiations...........................................................................37
         5.7.     Notification..............................................................................37
         5.8.     Required Approvals........................................................................38
         5.9.     WARN Act Notification.....................................................................38
         5.10.    Title Insurance...........................................................................38
         5.11.    Phase I Site Assessment...................................................................39
         5.12.    Products Liability Insurance Coverage.....................................................39
         5.13.    Agreements of the Parent and the Buyers...................................................39

6.       Conditions Precedent to the Obligations of the Sellers.............................................39
         6.1.     Accuracy of Representations and Warranties................................................39
         6.2.     Performance of Agreements.................................................................40
         6.3.     Additional Documents......................................................................40
         6.4.     No Proceedings............................................................................40
         6.5.     Third Party Consents......................................................................40

7.       Conditions Precedent to the Obligations of the Parent and the Buyers...............................41
         7.1.     Accuracy of Representations and Warranties................................................41
         7.2.     Performance of Agreements.................................................................41
         7.3.     Environmental Review......................................................................41
         7.4.     Title Insurance...........................................................................41


         7.5.     Additional Documents......................................................................41
         7.6.     Further Instruments, Documents............................................................42
         7.7.     Keys, Etc.................................................................................42
         7.8.     No Adverse Change.........................................................................42
         7.9.     Books and Records.........................................................................43
         7.10.    Third Party Consents......................................................................43
         7.11.    No Casualty...............................................................................43
         7.12.    No Proceedings............................................................................43
         7.13.    Other Purchase Agreements.................................................................44

8.       Survival of Representations and Warranties; Indemnification; Etc...................................44
         8.1.     Survival..................................................................................44
         8.2.     Sellers' Agreement to Indemnify...........................................................45
         8.3.     Parent's Agreement to Indemnify...........................................................46
         8.4.     Indemnification Procedures................................................................46
         8.5.     Basket and Limitations....................................................................48
         8.6.     Exclusive Remedy..........................................................................49
         8.7.     Indemnification Payments..................................................................49
         8.8.     Right of Set-Off..........................................................................49

9.       Additional Covenants...............................................................................49
         9.1.     Covenants of Sellers Regarding Post-Closing Activities....................................49
         9.2.     Covenants of the Buyers and the Parent Regarding Post-Closing Activities..................52
         9.3.     Payments Received.........................................................................53
         9.4.     Customer Rebates and Warranty Claims......................................................53
         9.5.     Non-warranty Product Returns..............................................................55
         9.6.     AquaSeal Warranty.........................................................................55
         9.7.     Employee Matters..........................................................................56
         9.8.     Removing Excluded Assets..................................................................56
         9.9.     Retention of and Access to Records........................................................57
         9.10.    License of Seal(R) Trademark and Name.....................................................57
         9.11.    Change of Corporate Names.................................................................58

10.      Termination, Waiver and Amendment..................................................................59
         10.1.    Termination Provisions....................................................................59
         10.2.    Effect of Termination.....................................................................59
         10.3.    Amendment.................................................................................59
         10.4.    Waiver....................................................................................60

11.      Miscellaneous......................................................................................60
         11.1.    Expenses..................................................................................60
         11.2.    Notices...................................................................................60
         11.3.    Entire Agreement..........................................................................61
         11.4.    Binding Effect and Benefit................................................................61


         11.5.    Assignability.............................................................................62
         11.6.    HC Guarantee..............................................................................62
         11.7.    Parent Guarantee..........................................................................62
         11.8.    Severability..............................................................................63
         11.9.    Headings; Interpretation..................................................................63
         11.10.   Counterparts..............................................................................63
         11.11.   Governing Law.............................................................................63
         11.12.   Schedules.................................................................................63
         11.13.   Announcements.............................................................................64
         11.14.   Dispute Resolution........................................................................64
         11.15.   Definitions...............................................................................64
         11.16.   Compliance with Bulk Sales Laws...........................................................65


                              INDEX OF DEFINITIONS
                              --------------------

2000 Pro Forma Financial Statements.............18          Group...........................................64
Active Prospect.................................50          Hazardous Materials.............................29
Adjusted Inventory Amount.......................12          HC...............................................1
Affiliate.......................................52          HC Competitive Business.........................52
Agreement........................................1          Hearing.........................................13
AQUASEAL.........................................2          HGAC.............................................1
Arbitration.....................................13          HHI..............................................1
Arbitrator......................................13          Hong Kong Sale Agreement.........................1
Assigned Contracts...............................2          Improvements....................................18
Assignment and Assumption Agreement..............8          Integrated Graphic Protection System............55
Assumed Liabilities..............................4          Intellectual Property Assets....................20
Baseline Inventory Amount.......................11          Interim Pro Forma Financial Statements..........19
Basket..........................................48          Inventory........................................3
Benefit Plans...................................19          Inventory Adjustment............................12
Bill of Sale.....................................8          Inventory Evaluation Principles.................12
Business.........................................2          Inventory Holdback..............................11
Buyers...........................................1          Knowledge.......................................65
Change in Control...............................64          Land.............................................3
Closing..........................................7          Losses..........................................45
Closing Date.....................................7          Manufacturing Transition Services Agreement......9
Closing Documents...............................10          Marks...........................................20
Closing Inventory...............................11          Net Names.......................................21
Code............................................19          NL Sale Agreement................................1
Commitments.....................................32          Non-warranty Return.............................55
Competitive Business............................50          Ordinary Course of Business.....................65
Computer Systems................................24          Other Purchase Agreements........................1
Confidential Information........................51          Parent...........................................1
Consumable Products Warranty Costs..............53          Parent Indemnified Party........................45
Copyrights......................................20          Patents.........................................20
Customer Rebate and Warranty Claims Statement...54          Permits..........................................3
Customer Rebate Costs...........................53          Permitted Encumbrances..........................17
Decision........................................13          Person..........................................15
Dispute Notice..................................12          Pro Forma Financial Statements..................18
Effective Time...................................8          Products........................................57
Employee.........................................9          PROSEAL..........................................2
Employees.......................................56          Purchased Assets.................................3
Environmental Claim.............................29          REA.............................................39
Environmental Law...............................29          Real Property...................................17
Environmental Lien..............................29          Registered Marks................................20
Environmental Permit............................29          Royalty Agreement................................9
Equipment Warranty Costs........................53          SEAL.............................................2
ERISA...........................................19          Seal Marks......................................57
Excluded Assets..................................3          Seller Indemnified Party........................46
Excluded Liabilities.............................5          Sellers..........................................1
Existing Customer...............................50          Supply Agreements................................9
Facilities......................................56          Survival Date...................................44
Fixed Amount....................................11          Tail Coverage...................................39
Foamboard Supply Agreement.......................9          Trade Secrets...................................20
Framing Supply Agreement.........................9          UK Sales Agreement...............................1
                                                            WARN Act........................................25

                        AGREEMENT FOR PURCHASE OF ASSETS
                        --------------------------------


         THIS AGREEMENT, made and entered into the 7th day of October, 2001, by and among HUNT CORPORATION, a Pennsylvania corporation ("HC"), Hunt Holdings, Inc. a Delaware corporation ("HHI"), and Hunt Graphics Americas Corporation, a Delaware corporation ("HGAC") (HC, HHI and HGAC sometimes hereinafter referred to individually as the "Seller" and collectively as the "Sellers"), Neschen AG, a legal entity formed under the Federal Republic of Germany Corporation Law (hereinafter referred to as the "Parent"), Seal Graphics Americas Corporation, Seal USA Corporation and Seal Graphics Technologies Corporation, each a Delaware corporation and an indirect wholly-owned subsidiary of the Parent (hereinafter referred to collectively as the "Buyers").

         WHEREAS, the Sellers wish to sell and the Buyers wish to purchase certain assets of the Sellers related to the Business (as hereinafter defined) and the Buyers wish to hire certain employees of the Sellers to operate the Business on behalf of the Buyers; and

         WHEREAS, the Sellers wish to assign to the Buyers, and the Buyers wish to assume, certain existing contracts of the Sellers identified in this Agreement; and

         WHEREAS, the Sellers and the Parent intend to enter into other agreements for the purchase of certain assets of the Sellers related to the Business located in the United Kingdom (the "UK Sale Agreement") and the Netherlands (the "NL Sale Agreement") and for the purchase of the shares of Hunt Graphics Pacific Limited, a Hong Kong subsidiary of HC (the "Hong Kong Sale Agreement") (collectively, the "Other Purchase Agreements") and the closing of the sale contemplated by this Agreement is conditioned upon the closing of such Other Purchase Agreements.

                              W I T N E S S E T H:
                              --------------------

         In consideration of the mutual undertakings herein contained, the parties hereto hereby agree as follows:

     1. Purchase and Sale
        -----------------

         1.1. Sale of Business
              ----------------

         Subject to the terms and conditions and based upon the representations, warranties and covenants of the parties set forth in this Agreement, at the Closing, the Sellers shall, except as otherwise expressly provided herein, sell, assign, transfer and convey to the Buyers, and the Buyers shall buy from the Sellers, all of the assets and rights of the Sellers materially relating to the

Business of every kind and description wherever located. For purposes of this Agreement, the term "Business" shall mean the graphics products business in the United States and Canada, as described in Schedule 1.1 to the Disclosure Letter, owned and operated by the Sellers, which the Buyers intend to continue to conduct as a part of their own business with the assets to be purchased hereunder.

         1.2. Purchased Assets
              ----------------

         The above-referenced assets and rights materially relating to the Business to be sold hereunder as of the Effective Time (as hereinafter defined) are generally described as follows:

                  (a) all of the Sellers' contracts, claims and rights under the contracts and leases (whether as lessee or lessor) relating to the Business, including those enumerated on Schedule 1.2(a) to the Disclosure Letter (the "Assigned Contracts") ;

                  (b) all outstanding proposals to customers and customer orders relating to the Business;

                  (c) any and all goodwill, know-how, customers' and suppliers' lists, slogans, labels, trade secrets, all other trade rights, secret processes, advertising material, technical information and any other intangible property relating primarily to the Business, including the names "SEAL", "AQUASEAL" and "PROSEAL" and the tradenames, trademarks, patents and copyrights and the telephone and fax numbers enumerated on Schedule 1.2(c) to the Disclosure Letter;

                  (d) all of the Sellers' equipment, tools, computers and computer software, telephone systems, trade fixtures, furniture and leasehold improvements relating to the Business, including those enumerated on Schedule 1.2(d) to the Disclosure Letter, with such changes in such items as shall occur in the Ordinary Course of Business between the date hereof and the Closing;

                  (e) all of the Sellers' office supplies, together with any stationery, and business forms relating to the Business which do not bear the Sellers' or their affiliates names and addresses;

                  (f) all permits, licenses, franchises, consents, authorizations and similar instruments or acts relating to the Business to the extent they may lawfully be assigned or transferred as enumerated on Schedule 1.2(f) hereto (the "Permits") ;

                  (g) the covenant of the Sellers not to compete with the Buyers, as more particularly set forth in Section 9 hereof;

                  (h) the parcel of land located adjacent to the Sellers' leased facility in Sun Prairie, Wisconsin (the "Land") as described in the Deed set forth in Section 1.7(a)(iii) hereof;

                  (i) all of the Sellers' inventory and work in process relating to the Business (the "Inventory") ;

                  (j) all books, records, forms and files relating to the operations of the Business or reflecting the operations thereof, but excluding therefrom records reflecting other operations of the Seller or Sellers or the operations of HC as a whole, or records the Sellers and the Buyers shall have joint access to pursuant to other provisions of this Agreement;

                  (k) all property and casualty insurance benefits (other than product liability insurance benefits), including rights and proceeds, arising from or relating to the Purchased Assets (as hereinafter defined) or the Assumed Liabilities (as hereinafter defined) prior to the Effective Time; and

                  (l) all claims of the Sellers against third parties relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims set forth on Schedule 1.2(l) to the Disclosure Letter.

         For convenience of reference, all the assets, properties and rights to be transferred, conveyed and assigned to the Buyers in accordance with the provisions of this Section 1 are sometimes hereinafter collectively referred to as the "Purchased Assets" .

         1.3. Excluded Assets
              ---------------

         Notwithstanding anything to the contrary contained in Section 1.2 or elsewhere in this Agreement, the following assets of the Sellers (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of the Sellers after the Closing:

                  (a) all cash, cash equivalents and short-term investments existing at the Effective Time;

                  (b) all accounts receivable existing at the Effective Time and proceeds thereof;

                  (c) all corporate names (other than a corporate name to the extent containing the names "SEAL", "AQUASEAL" or "PROSEAL"), minute books, stock records, corporate seals and tax returns and similar corporate records of HC and its subsidiary corporations and all shares of capital stock of HC subsidiary corporations;

                  (d) all claims for refund of taxes and other governmental charges of whatever nature;

                  (e) all rights in connection with and assets of any employee benefit plans;

                  (f) all rights of the Sellers under this Agreement and the other agreements and instruments of the parties set forth in Section 1.7;

                  (g) the properties, assets, rights and claims expressly set forth on Schedule 1.3(g) to the Disclosure Letter.

         1.4. Assumed Liabilities
              -------------------

         At the Closing Date, the Buyers shall assume and agree to discharge only the following liabilities of the Sellers, effective as of the Effective Time (the "Assumed Liabilities") :

                  (a) any liability to the customers of the Business incurred by the Sellers in the Ordinary Course of Business for orders outstanding as of the Effective Time reflected on the Sellers' books (other than any liability arising out of a breach that occurred prior to the Effective Time);

                  (b) certain rebate obligations to customers of the Business with respect to invoices for sales of equipment, products and services dated after the Effective Time in accordance with Section 9.4(a) hereof;

                  (c) bona fide warranty obligations, as described on Schedule 1.4(c) to the Disclosure Letter, for equipment and consumable products of the Business manufactured prior to the Effective Time, subject to Sellers' obligations set forth in Section 9.4(b) hereof;

                  (d) any liability to the customers of the Business arising out of Non-warranty Returns of products of the Business after the Effective Time authorized either orally or in writing by the Buyers and the Parent prior to or after the Effective Time in accordance with Section 9.5 hereof.

                  (e) any liability arising after the Effective Time under the Assigned Contracts (other than any liability arising under the Assigned Contracts described on Schedule 1.4(e) to the Disclosure Letter or arising out of a breach that occurred prior to the Effective Time);

                  (f) any liability of the Sellers arising after the Effective Time under any Assigned Contract included in the Purchased Assets that is entered into by any of the Sellers after the date hereof in accordance with the provisions of this Agreement (other than any liability arising out of a breach that occurred prior to the Effective Time); and

                  (g) any liability of the Sellers described in Schedule 1.4(g) to the Disclosure Letter.

         1.5. Excluded Liabilities
              --------------------

         Such sale shall be made free and clear of, and the Sellers shall remain liable for, all liabilities, obligations and encumbrances, business, legal or other, whether incurred or accrued as of the Effective Time or thereafter, whether known or unknown (collectively, the "Excluded Liabilities"), except the Assumed Liabilities that are being assigned and transferred to the Buyers as contemplated by Section 1.4 hereof and except as otherwise provided in Sections 9.4, 9.5 and 9.6 of this Agreement. Notwithstanding anything to the contrary contained herein, Excluded Liabilities shall include, without limitation, every liability of the Sellers other than the Assumed Liabilities, including:

                  (a) any liability arising out of or relating to products of the Sellers to the extent manufactured or sold prior to the Closing Date other than to the extent assumed under Section 1.4;

                  (b) certain obligations for customer rebates committed to either orally or in writing by the Sellers with respect to invoices for sales of equipment, products and services dated prior to the Effective Time in accordance with Section 9. 4(a) hereof;

                  (c) certain liabilities to customers related to the Business incurred by the Sellers under written warranty agreements in accordance with
Section 9.4(b) hereof;

                  (d) any liability of the Sellers arising out of Non-warranty Returns of products authorized either orally or in writing by the Sellers prior to the Effective Time in accordance with Section 9.5 hereof;

                  (e) any liability under any Assigned Contract that arises prior to the Effective Time or that arises after the Effective Time but that arises out of or relates to any breach that occurred prior to the Effective Time;

                  (f) any liability for taxes, including (A) any taxes arising as a result of the Sellers' operation of the Business or ownership of the Purchased Assets prior to the Effective Time, and (B) except as provided in
Section 2.4(c) hereof, any taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement;

                  (g) any liability under any contract not assumed by the Buyers under Section 1.4, including any liability arising out of or relating to the Sellers' credit facilities or any security interest related thereto;

                  (h) any liability under any Environmental Law (as defined in Section 3.26 hereof) or occupational safety and health law arising out of or relating to the operation of the Business prior to the Closing Date or the Sellers' leasing, ownership or operation of real property prior to the Closing Date;

                  (i) any liability arising out of or relating to the Sellers' closing and/or vacating of any plant, factory, facility, office or other physical structure operated by the Sellers in connection with the Business that is not being leased by, or whose lease is otherwise not being assumed by, the Buyers;

                  (j) any liability arising out of or relating to the Sellers' destruction, deconstruction or otherwise rendering inoperable of any equipment of the Sellers relating to the Business not being purchased by the Buyers;

                  (k) any liability for accrued compensation or sales commissions and any liability under any employee benefit plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for the Sellers' employees or former employees or both;

                  (l) except as in Section 2.4(b), any liability under any employment, severance, retention or termination agreement between any employee and any of the Sellers or any related person or entity;

                  (m) any liability relating to the employment with the Sellers or any related person or entity (including the initial hiring and all terms, conditions, and events relating to the ongoing employment) or termination of employment with the Sellers or any related person or entity (including constructive termination) of any employee (including without limitation any current or former employee of the Sellers or of any related person or entity);

                  (n) any liability arising out of or relating to any employee grievance arising out of or relating to any occurrence or event happening prior to the Closing Date whether or not the affected employees are hired by the Parent and the Buyers;

                  (o) any liability of the Sellers to any shareholder of the Sellers or any related person or entity of the Sellers or any shareholder of the Sellers;

                  (p) any liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the Sellers;

                  (q) any liability to distribute to any of the Sellers' shareholders or otherwise apply all or any part of the consideration received hereunder;

                  (r) any liability arising out of any proceeding, action or suit pending as of the Closing Date;

                  (s) any liability arising out of any proceeding, action or suit commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date;

                  (t) any liability arising out of or resulting from the Sellers' compliance or noncompliance with any law, ordinance, principle of common law, regulation or treaty or any order, injunction, judgment, decree, ruling or assessment or arbitration award of any governmental body or authority;

                  (u) any liability of the Sellers under this Agreement or any other document executed in connection with the transactions contemplated hereby and thereby; and

                  (v) except as otherwise specifically provided herein, any liability of the Sellers for the action or omission of the Sellers, their employees or agents in connection with services related to the Business performed by the Sellers, their employees or agents prior to the Closing Date.

         The Sellers shall indemnify and hold harmless the Parent, the Buyers, and their shareholders, officers and directors in accordance with Section 8 hereof from and against all Excluded Liabilities.

         1.6. Closing Date
              ------------

         The closing of the transactions contemplated hereby (the "Closing") shall occur October 9, 2001 (the "Closing Date"), unless this Agreement is terminated for failure of any condition set forth in Section 7 hereof to continue to be met satisfactorily as of or on said Closing Date. The Closing Date may be extended by mutual agreement of the parties hereto, provided that all conditions set forth in Section 7 continue to be satisfied, as of the new Closing Date, so extended. The Closing will take place at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103 on or before 11:00 a.m. on said Closing Date. The Closing shall be effective as of 11:59 p.m. (Eastern Time) on September 30, 2001 (the "Effective Time"). The Sellers shall be deemed to have operated the Business for the benefit of the Parent and the Buyers during the period between the Effective Time and the Closing Date.

         1.7. Closing Obligations
              -------------------

         In addition to any other documents to be delivered under other provisions of this Agreement, on the Closing Date:

                  (a) The Buyers shall take possession from the Sellers of and title to all of the Purchased Assets and the Sellers shall deliver to the Buyers and the Parent, together with funds sufficient to pay all taxes necessary for the transfer, filing or recording thereof:

                           (i) a bill of sale for all of the Purchased Assets
that are tangible personal property in the form of Exhibit A (the "Bill of Sale") executed by Sellers;

                           (ii) an assignment of all of the Purchased Assets
that are intangible personal property in the form of Exhibit B, which assignment shall also contain the Buyers' undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Sellers;

                           (iii) a Warranty Deed for the Land in the form of
Exhibit C executed by the appropriate Seller;

                           (iv) an Assignment and Assumption of Lease for the
production facility located in Sun Prairie, Wisconsin, an Assignment and Assumption of Lease for the facility located in Ontario, California and a sublease to the Buyers of the facility located in Yuba City, California for a term up to six (6) months, in the forms of Exhibits D-1, D-2 and D-3 respectively, or such other appropriate leasehold document , as the case may require, in form and substance satisfactory to the Buyers the Sellers and their respective counsel and executed by the appropriate Sellers;

                           (v) a landlord's estoppel certificate for the
facility located in Sun Prairie, Wisconsin and the facility located in Ontario, California facility;

                           (vi) a landlord consent to the Assignment and
Assumption of Lease for the production facility located in Sun Prairie, Wisconsin, and the facility located in Ontario, California;

                           (vii) a non-disturbance agreement for the production
facility located in Sun Prairie, Wisconsin, pursuant to which the applicable mortgagee, trustee or ground lessor agrees not to disturb the tenant's possession of the applicable parcel of leased real property upon any foreclosure, deed-in-lieu of foreclosure or ground lease termination;

                           (viii) a Replacement Guarantee for the production
facility located in Sun Prairie, Wisconsin;

                           (ix) assignments of all Intellectual Property Assets
(as hereinafter defined) and separate assignments of all Registered Marks, Patents and Copyrights (as hereinafter defined) in the forms of Exhibits E-1, E-2 and E-3 executed by Sellers;

                           (x) such other deeds, bills of sale, assignments,
certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by the Buyers or the Parent, each in form and substance satisfactory to the Buyers and the Sellers and their respective legal counsel and executed by the appropriate Sellers;

                           (xi) an employee and employee benefits transition
services agreement in the form of Exhibit F executed by the appropriate Sellers (the "Employee Transition Services Agreement");

                           (xii) a product and manufacturing transition services
agreement in the form of Exhibit G executed by the appropriate Sellers (the "Manufacturing Transition Services Agreement") ;

                           (xiii) a supply agreement for foamboard in the form
of Exhibit H-1 (the "Foamboard Supply Agreement") and a supply agreement for framing products in the form of Exhibit H-2 (the "Framing Supply Agreement"), each executed by the appropriate Sellers (the Foamboard Supply Agreement and the Framing Supply Agreement are collectively referred to herein as the "Supply Agreements");

                           (xiv) a royalty agreement relating to Project X in
the form of Exhibit I executed by the appropriate Sellers (the "Royalty Agreement");

                           (xv) a certificate executed by the Sellers as to the
accuracy of their representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing Date in accordance with
Section 7.2;

                           (xvi) a certificate of the Secretary of each of the
Sellers certifying, as complete and accurate as of the Closing Date, attached copies of the charters and bylaws of each of the Sellers, certifying and attaching all requisite resolutions or actions of each of the Sellers' board of directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and certifying to the incumbency and signatures of the officers of each of the Sellers executing this Agreement and any other document relating to the transactions contemplated by this Agreement; and

                           (xvii) an opinion of Drinker Biddle & Reath LLP,
dated the Closing Date, in the form of Exhibit J.

                  (b) The Buyers shall deliver to the Sellers:

                           (i) the payments to the extent specified in Section
2.2;

                           (ii) the Assignment and Assumption Agreement executed
by the Buyers;

                           (iii) the Employee Transition Services Agreement
executed by the Buyers;

                           (iv) the Manufacturing Transition Services Agreement
executed by the Buyers;

                           (v) the Supply Agreements executed by the Buyers;

                           (vi) the Royalty Agreement executed by the Buyers;

                           (vii) a certificate executed by the Parent and the
Buyers as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 6.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with
Section 6.2;

                           (viii) an opinion of Cummings & Lockwood and Abels,
Decker, Kuhfuss & Partner, dated the Closing Date, in the form of Exhibits K-1 and K-2.

                  (c) a certificate of the Secretary of the Buyers certifying, as complete and accurate as of the Closing Date, attached copies of the charters and bylaws of the Buyers and certifying and attaching all requisite resolutions or actions of the Buyers' board of directors or other governing body approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and certifying to the incumbency and signatures of the officers of the Buyers executing this Agreement and any other document relating to the transactions contemplated by this Agreement.

                  (d) The documents enumerated in subsections (a), (b) and (c) above (other than the opinions of counsel) are referred to collectively as the "Closing Documents".

         1.8. Further Assurances
              ------------------

                  (a) The Sellers shall, from time to time, at the Buyers' or the Parent's request and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 1.7, and take such other action, as may be reasonably necessary to transfer, convey to or assign more effectively to the Buyers, or to put the Buyers in possession of, any property being transferred, conveyed or assigned and delivered hereunder.

                  (b) Further, the parties shall, from time to time, at the request of the other parties and without further consideration, take such actions as the other parties shall reasonably request in order to effectuate the purposes of this Agreement.

     2. Purchase Price
        --------------

         2.1. Purchase Price
              --------------

         Subject to the adjustments and prorations hereinafter required in this
Section 2 and subject to the terms of this Agreement and in reliance upon the warranties, representations and covenants of the Sellers contained herein, the Buyers shall pay the Sellers, in full consideration for the Purchased Assets,

                  (a) the sum of Five Million, Nine Hundred Twenty Five Thousand euros (5,925,000) (the "Fixed Amount") allocated among the Purchased Assets (other than inventory) in the manner set forth in Schedule 2.1(a); plus

                  (b) the sum of Five Million, Three Hundred Ten Thousand dollars ($5,310,000) (the "Baseline Inventory Amount") , subject to adjustment pursuant to Section 2.3.

         2.2. Payment of Purchase Price
              -------------------------

         The Purchase Price shall be payable as follows:

                  (a) The Fixed Amount shall be paid by wire transfer delivery of immediately available funds to the Sellers, said wire to be initiated by the Buyers on the Closing Date; and

                  (b) Four Million, Three Hundred Forty-Nine Thousand dollars ($4,349,000), being an amount equal to eighty percent (80%) of the Baseline Inventory Amount, shall be paid by wire transfer of immediately available funds to the Sellers, said wire to be initiated by the Buyers on the Closing Date. The balance of the Baseline Inventory Amount (the "Inventory Holdback") shall be retained by the Buyers until released to the Sellers in accordance with Section
2.3 hereof.

         2.3. Physical Inventory Adjustment
              -----------------------------

                  (a) A physical inventory or cycle counting, or a combination of the two, as the Parent shall determine, of the Sellers' Inventory shall be performed by the Parent and the Sellers as of the Effective Time (the "Closing Inventory") within five (5) days after the Closing. The Closing Inventory shall be taken in accordance with the principles set forth on Schedule 2.3(a) to the Disclosure Letter (the "Inventory Evaluation Principles"). The Purchase Price shall be increased or decreased by the amount, if any, by which the amount of the inventory as so determined (the "Adjusted Inventory Amount") is greater than or less than the Baseline Inventory Amount. The resulting adjustment is called the "Inventory Adjustment".

                  (b) If the Adjusted Inventory Amount is greater than the Baseline Inventory Amount, then such excess amount and the Inventory Holdback shall be paid within thirty (30) days of the Closing Date to the Sellers by the Buyers, unless the Buyers deliver a Dispute Notice with regard to the Adjusted Inventory Amount to the Sellers in accordance with this Section 2.3.

                  (c) If the Adjusted Inventory Amount is less than the Baseline Inventory Amount, then the Buyers shall offset the Inventory Holdback against any deficiency and either (i) the Buyers shall release to the Sellers any Inventory Holdback in excess of such deficiency or (ii) the Sellers shall pay to the Buyers any deficiency in excess of the Inventory Holdback. Any release or payment of funds pursuant to this subsection shall occur within thirty (30) days of the Closing Date unless the Sellers deliver a Dispute Notice with regard to the Adjusted Inventory Amount to the Buyers in accordance with this Section 2.3.

                  (d) In the event either the Parent or the Buyers or the Sellers deliver a Dispute Notice to the other party, an interim Adjusted Inventory Amount shall be paid to the appropriate party based upon average of the Sellers' and the Parent's Adjusted Inventory calculations within five (5) days after the delivery of such Dispute Notice with an adjustment to be made, if required, upon a final resolution of such dispute in accordance with this
Section 2.3.

                  (e) Any amount owed either the Parent or the Buyers or the Sellers after a final resolution of a dispute in accordance with this Section
2.3 shall be paid to the appropriate party within five (5) business days after such final resolution.

                  (f) In the event that the Parent and the Buyers and the Sellers do not agree upon the Adjusted Inventory Amount, then any party may deliver to the other parties written notice (a "Dispute Notice") within fifteen
(15) days following the Closing Date. Such Dispute Notice shall set forth in reasonable detail a description of the Dispute. Within ten (10) days after the delivery of any such Dispute Notice, the Parent and the Seller shall meet at a mutually acceptable time and place and thereafter as often as such parties reasonably deem necessary and shall, in good faith, cooperate in an attempt to resolve such Dispute.

                  (g) If any Dispute is not finally resolved within twenty (20) business days after the delivery of a Dispute Notice, as aforesaid, or if the parties shall fail to meet within ten (10) days after the delivery of any such Dispute Notice, then the Dispute shall be referred to Ernst & Young LLP (the "Arbitrator") for resolution in accordance with the terms hereof (the "Arbitration"), and in any event as soon as practicable.

                  (h) In the event that the Arbitrator referred to in (g) above is then unwilling or unable to serve as the Arbitrator, the American Arbitration Association office located in Philadelphia, Pennsylvania shall select another nationally recognized certified public accounting firm to serve as the Arbitrator.

                  (i) The Arbitrator shall hold a hearing within thirty (30) days of the submission of the Dispute for arbitration (the "Hearing") and shall render a decision within thirty (30) days of the conclusion of such hearing. Each party hereto may file with the Arbitrator such briefs, affidavits and supporting documents as they deem appropriate.

                  (j) The Arbitrator shall only be authorized on any one issue to decide in favor of and choose the position of either of the parties hereto or to decide upon a compromise position between the ranges presented by the parties to such arbitration.

                  (k) The Arbitrator's decision regarding its final resolution of any Dispute (the "Decision") shall be in writing, shall set forth the calculations made in reaching its decision, shall describe the manner in which such calculations were made and shall include a representation that the manner so used was in accordance with the Inventory Evaluation Principles. The Decision shall specifically set forth the amount of any adjustment required to be made to the Purchase Price pursuant to Section 2.3(a).

                  (l) Any such Arbitration shall take place in Philadelphia, Pennsylvania unless the parties shall mutually agree on another location. The Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1 through 16, and judgment upon the award of the Arbitrator may be entered by any court having jurisdiction thereof.

                  (m) The fees and expenses of the Arbitrator shall be shared equally by the Buyers and the Sellers. Upon the request of the Arbitrator, each party hereto agrees to enter into an arbitration agreement providing reasonable protection to the Arbitrator, in such form as may be mutually acceptable to the Arbitrator and the parties hereto.

         2.4. Closing Settlement
              ------------------

                  (a) All property and ad valorem taxes, rentals, lease payments, utility charges, payments under or pursuant to the Assigned Contracts, Permits, prepaids and other items set forth on Schedule 2.4 attached hereto relating to a period of time both prior to and after the Effective Time will be prorated between the Buyers, on the one hand, and the Sellers, on the other hand, as of the Effective Time. The parties agree to settle amounts due regarding such proration at the Closing;

                  (b) At the Closing, the Sellers shall pay the Buyers the sum of One Hundred Forty Nine Thousand dollars ($148,000) to satisfy, and the Buyers shall assume and be responsible for, any and all potential obligations of the Parent and the Buyers to make severance payments to employees located at the Yuba City, California facility that may arise after the Closing Date; and

                  (c) At the Closing, the Sellers shall pay the Buyers the sum of Twenty-One Thousand Seven Hundred and Eleven dollars ($21,711), which sum shall represent the Sellers' total contribution to the Buyers for sales taxes, conveyance taxes and transfer taxes arising as a result of the sale of the Purchased Assets pursuant to this Agreement, and the Buyers shall pay all said taxes.

                  (d) The amounts to be paid by the Sellers pursuant to this
Section 2.4 shall be paid by deduction from the amounts payable by the Buyers to the Sellers set forth in Section 2.2.

     3. Representations and Warranties of the Seller
        --------------------------------------------

         The Sellers hereby jointly and severally represent and warrant to the Parent and the Buyers as follows: (The parties agree that each disclosure set forth in the Disclosure Letter with respect to a specific section of this
Section 3 shall not constitute a disclosure with respect to any other specific section of this Section 3 unless specifically cross referenced therein.)

         3.1. Organization; Good Standing; Power
              ----------------------------------

         Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power to own, lease and operate its properties and to carry on the Business as currently conducted by such Seller. Schedule 3.1 to the Disclosure Letter sets forth all the states where each Seller is duly qualified to do business and is in good standing. The failure by any of the Sellers to be qualified to business or be in good standing in any other state where it is required to be so qualified shall not adversely affect the Sellers' ability to consummate the transactions contemplated hereby or the Business, the Purchased Assets or Assumed Liabilities. A true and correct copy of the charter and the by-laws of each Seller as in effect on the date hereof have been delivered to the Parent and the Buyers. Each Seller is not, either actually or potentially, in violation of any provision of its charter or by-laws which violation would adversely affect the Sellers' ability to consummate the transactions contemplated hereby or the Business, the Purchased Assets or Assumed Liabilities.

         3.2. Effect of Agreement
              -------------------

         Except as set forth on Schedule 3.2 of the Disclosure Letter, the execution, delivery and performance of this Agreement and the Closing Documents by the Sellers, with or without the giving of notice and/or the passage of time, will not: (a) violate any provision of law applicable to the Sellers; (b) conflict with, result in the breach or termination of any provision of, or constitute a default under the Sellers' charters or by-laws or any indenture, mortgage, note, deed of trust, license, permit, lease, obligation or other agreement or instrument to which any Seller is a party or by which the Sellers or any of the Purchased Assets of the Sellers may be bound; (c) accelerate or permit the acceleration of any performance of any duty or obligation for the payment of any indebtedness required of the Sellers; (d) result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Sellers; (e) violate any order, ruling, writ, injunction or decree of any court, administrative agency or governmental body which violation would adversely affect the Sellers' ability to consummate the transactions contemplated hereby or the Business, the Purchased Assets or Assumed Liabilities; or (f) be an event which would permit any party to terminate any agreement relating to the Business.

         3.3. Corporate Authorization
              -----------------------

         This Agreement, the Closing Documents to which the Sellers are parties , and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the boards of directors and, to the extent required, the shareholders, of the Sellers, and this Agreement and such Closing Documents, have been duly executed and delivered on behalf of each of the Sellers. This Agreement and the other Closing Documents to which the Sellers are parties, when duly executed by the Sellers and delivered by all the parties hereto or thereto, as the case may be, will be the legal, valid and binding obligations of the Sellers, as the case may be, enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

         3.4. Absence of Certain Changes or Events
              ------------------------------------

         Since December 3, 2000, the Business has been operated in the Ordinary Course of Business and the Sellers have used their reasonable efforts to preserve the goodwill of the person or entity (a "Person") or Persons with whom or which they have business relationships in connection with the Business and the Sellers have not:

                  (a) incurred any obligation or liability relating to the Business (fixed or contingent) except in the Ordinary Course of Business;

                  (b) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance (other than Permitted Encumbrances, as defined in Section 3.7 hereof) any of their assets relating to the Business;

                  (c) transferred, leased or otherwise disposed of any of their assets or properties relating to the Business except in the Ordinary Course of Business;

                  (d) canceled or compromised any debt or claim relating to the Business except in the Ordinary Course of Business;

                  (e) except as set forth on Schedule 3.4(e) to the Disclosure Letter, waived or released any rights of any material value relating to the Business;

                  (f) transferred or granted any rights under any patent application, lease, license agreement, letter of patent, invention, trademark, trade name or copyright relating to the Business;

                  (g) suffered any damage, destruction or loss in excess of $50,000 with respect to any asset relating to the Business, whether or not such damage, destruction or loss shall have been insured against;

                  (h) except as set forth on Schedule 3.4(h) to the Disclosure Letter, suffered any other material adverse change in the financial condition or properties of the Business except such changes as are related to the general economic or market conditions;

                  (i) made or entered into any contract or commitment to make any capital expenditure relating to the Business in excess of $50,000;

                  (j) changed any significant method of accounting or accounting practice relating to the Business;

                  (k) made or granted any general wage or salary increase other than in the Ordinary Course of Business to, or entered into any employment contract with, any employee of the Business; or

                  (l) entered into any transaction relating to the Business other than in the Ordinary Course of Business with a value or cost to the Business in excess of $50,000.

         3.5. Intentionally Omitted
              ---------------------

         3.6. Income Tax Matters
              ------------------

         The Sellers have filed and paid all necessary Federal, state, local or other income, franchise, privilege, excise, property or other tax returns or reports with respect to the Business. All Federal, state and local income, property and other taxes relating to the Business (including, but not limited to, withholding, social security, unemployment compensation and sales and use taxes) shown as due on such tax returns or reports or for which liability has otherwise accrued in respect of the Business as of the Effective Time and any and all penalties payable thereon or asserted to be payable by the Sellers have been or will be paid in a timely fashion. The Sellers have not received notice, formal or informal, of any deficiencies or disputes in connection with such tax returns, or payments of tax, penalties or interest. The Sellers have no knowledge of any existing or pending audit of the tax records relating to the Business. The Sellers have not executed or filed with the Internal Revenue Service or any other taxing authority (domestic or foreign) any agreement which remains in effect extending the period for assessment or collection of any income taxes with respect to the Business.

         3.7. Title to Properties; Absence of Liens and Encumbrances, Etc.
              ------------------------------------------------------------

         As of the date hereof, the Sellers have, and on the Closing Date will have, except as set forth on Schedule 3.7 to the Disclosure Letter, good and marketable fee title to the Land and good and marketable title or a valid, binding, leasehold interest in all of the other assets (real and personal) which are necessary to conduct the Business substantially as conducted by the Sellers prior to the date of this Agreement free and clear of all liens, claims and encumbrances other than Permitted Encumbrances. On the Closing Date, the Sellers will transfer to the Buyers good and marketable title to, or a valid and binding leasehold interest in, the Purchased Assets, free and clear of all liens, encumbrances, mortgages, pledges and adverse claims other than Permitted Encumbrances. All of the tangible Purchased Assets will be located at one or more of the following locations: Statesville, NC, Sun Prairie, WI, Yuba City, CA, San Bernadino, CA and Mississauga, Canada. As used herein, "Permitted Encumbrances" shall mean (a) liens for taxes which are not due and payable as of the Closing Date and (b) liens, encumbrances, etc. that are set forth in
Schedule 3.7 to the Disclosure Letter.

         3.8. Condition and Sufficiency of Assets
              -----------------------------------

                  (a) Except as set forth in Schedule 3.8 of the Disclosure Letter the Purchased Assets described in Section 1.2,(i) meet the current needs of the Sellers in connection with the Business, (ii) are satisfactory (together with the assets and/or shares of subsidiaries of HC to be simultaneously acquired by affiliates of the Parent) for the needs of the Business as currently conducted by the Sellers and (iii) at the Closing Date, will be undamaged, in proper repair and working order and reasonably suitable for the uses for which intended.

                  (b) Use of the Sellers' real property owned or leased for the various purposes for which it is presently being used in connection with the Business (the "Real Property") is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All buildings, structures, fixtures and improvements located on the Real Property (the "Improvements") are in compliance with all applicable legal requirements, including those pertaining to zoning, building and the disabled, are in proper repair and condition, ordinary wear and tear excepted, and are free from defects. No part of any improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Real Property.

         3.9. Litigation, Etc.
              ----------------

         Except as set forth on Schedule 3.9 to the Disclosure Letter, there is no lawsuit, arbitration, action, claim, investigation or administrative proceeding or governmental investigation by any Person pending against the Sellers in any court or before any Federal, state, municipal or other governmental agency or instrumentality or non-governmental body or to the Knowledge of the Sellers threatened against or affecting the Sellers' properties or assets or the Business, or the Sellers' directors or officers which, if adversely determined against them or the Business, as the case may be, could reasonably be expected to adversely affect the financial condition, business, assets or liabilities of the Business, and Sellers' have no Knowledge that there is any basis or ground for any such suit, action, claim, investigation or proceeding.

         3.10. Books and Records
               -----------------

         The books and records of the Sellers relating to the Business are in all material respects complete and correct and have been maintained in accordance with good business practice.

         3.11. Affiliate Agreements; Guaranties
               --------------------------------

         No employee, officer or director has any direct or indirect interest beneficially or of record (other than by way of his status as a shareholder, employee, officer or director of the Sellers) in, or is a party to, any lease, agreement, or other obligation of any kind relating to the Business to which any Seller is also a party, nor any of the material assets, real or personal, used by the Sellers in the Business.

         3.12. Financial Information
               ---------------------
         The Sellers previously have delivered to the Parent the following (the "Pro Forma Financial Statements"):

                  (a) the unaudited pro forma statement of operations of the Business for the fiscal year ended December 3, 2000, compiled by the Sellers' internal staff (the "2000 Pro Forma Financial Statements") ; and

                  (b) the unaudited pro forma statement of assets of the Business as of June 3, 2001, and the unaudited pro forma statement of operations of the Business for the six month period ended June 3, 2001 compiled by Sellers' internal staff (the "Interim Pro Forma Financial Statements") .

                  (c) The 2000 Pro Forma Financial Statements are derived from HC's audited consolidated fiscal 2000 financial statements and the Interim Pro Forma Financial Statements are derived from HC's unaudited consolidated June 3, 2001 financial statements based on the assumptions and principles set forth in such consolidated financial statements. Such consolidated financial statements of HC have been prepared in accordance with U.S. generally accepted accounting principles consistently applied. The Pro Forma Financial Statements are in accordance with the books and records of the Sellers related to the Business and reflect, in the case of the pro forma statement of operations for the period ended June 3, 2001, the Sellers' good faith, reasonable allocations of costs and overhead between the Business and the other operations included in HC's consolidated financial statements.

         3.13. Employee Benefit Plans
               ----------------------

                  (a) Schedule 3.13 to the Disclosure Letter lists the following in connection with the current employees of the Business: (i) each defined benefit plan and defined contribution plan, stock option or ownership plan, executive compensation, bonus, incentive compensation or deferred compensation plan, (ii) vacation pay, medical, dental, disability or death benefit plan,
(iii) each severance pay plan, and (iv) any other employee benefit plan, program, arrangement, agreement or policy, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") , in each case which is maintained or contributed to or by the Sellers (such plans, contracts, agreements, arrangements, programs and policies being referred to herein as the "Benefit Plans") .

                  (b) There have been no "prohibited transactions" within the meaning of Section 4975 of the Internal Revenue Code of 1986 as amended, and the rules and regulations promulgated thereunder (the "Code") or Section 406 of ERISA with respect to any Benefit Plans that could result in material liability of the Buyers under Section 502(i) of ERISA or Section 4975 of the Code.

                  (c) Each of the Benefit Plans and its administration are in compliance with its material terms and the material requirements of ERISA and the Code, except for such failures which could not reasonably be expected to have a material adverse effect on the condition of the Business or the Purchased Assets.

                  (d) All contributions and other payments required to be made by the Sellers, any subsidiary or any member of a controlled group of corporations, or trades or businesses under common control, within the meaning of sections 414(b) and (c) of the Code, of which each of the Sellers is a member, to any of the Benefit Plans with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or shall be set aside therefor.

                  (e) Neither the Sellers, nor any member of a controlled group of corporations, or trades or businesses under common control, within the meaning of sections 414(b) and (c) of the Code, of which each of the Sellers is a member contributes or is obligated to contribute to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) on behalf of the current or former employees of the Business.

                  (f) Each Benefit Plan which is a group health plan within the meaning of Section 5000 of the Code complies and in each case has complied with the applicable requirements of sections 601 through 608 of ERISA, Section 162(k) of the Code (through December 31, 1988) and Section 4980B of the Code (commencing January 1, 1989).

         3.14. Intellectual Property Assets
               ----------------------------

                  (a) The term "Intellectual Property Assets" means the intellectual property owned or licensed (as licensor or licensee) by the Sellers relating to the Business (other than Excluded Assets) in which the Sellers have a proprietary interest, set forth below:

                           (i) the trade names, registered trademarks
("Registered Marks") and unregistered trademarks, service marks and applications relating to the Business (collectively, "Marks") listed on Schedule 3.14(a)(i) to the Disclosure Letter;

                           (ii) the patents, patent applications and inventions
and discoveries that may be patentable relating to the Business (collectively, "Patents") listed on Schedule 3.14(a)(ii) to the Disclosure Letter;

                           (iii) the registered copyrights, if any, listed on
Schedule 3.14(a)(iii) to the Disclosure Letter and all unregistered copyrights in both published works and unpublished works relating to the Business (collectively, "Copyrights");

                           (iv) all rights in mask works, if any, relating to
the Business;

                           (v) all know-how, trade secrets, confidential or
proprietary information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints relating to the Business (collectively, "Trade Secrets");

                           (vi) the rights in the internet web sites and
internet domain names presently used by the Sellers in connection with the Business listed on Schedule 3.14(a)(vi) to the Disclosure Letter (collectively "Net Names").

                  (b) Schedule 3.14(b) to the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Sellers, and the Sellers have delivered to the Parent and the Buyers accurate and complete copies, of all the Sellers' contracts and agreements relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which any of the Sellers is the licensee. There are no outstanding and, to the Sellers' Knowledge, no threatened disputes or disagreements with respect to any such contract or agreement.

                  (c) Except as set forth in Schedule 3.14(c) to the Disclosure Letter, the Intellectual Property Assets are all those necessary for the operation of the Business in all material respects as it is currently conducted. The Sellers are the owners or licensees of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all encumbrances, and has the right to transfer or use without payment to a third party all of the Intellectual Property Assets, other than as set forth in Schedule 3.14(c) to the Disclosure Letter.

                           (i) Except as set forth in Schedule 3.14(c) to the
Disclosure Letter, all former and current employees of the Sellers have executed written contracts or agreements with the Sellers that assign to the Sellers all rights to any inventions, improvements, discoveries or information relating to the Business.

                  (d) Except as set forth in Schedule 3.14(d) to the Disclosure
Letter:

                           (i) All of the issued Patents are currently in
compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid, and, to the Sellers' Knowledge, enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                           (ii) No Patent has been or is now involved in any
interference, reissue, reexamination, or opposition proceeding. To the Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                           (iii) To Sellers' Knowledge, no Patent is infringed
or, has been challenged or threatened in any way and none of the products manufactured or sold, nor any process or know-how used, by the Sellers infringes or, to the Sellers' Knowledge, is alleged to infringe any patent or other proprietary right of any other Person.

                           (iv) All products made, offered for sale or sold
under the Patents have been marked with the proper patent notice.

                  (e) Except as set forth in Schedule 3.14(e) to the Disclosure
Letter:

                           (i) All Registered Marks have been registered with
the United States Patent and Trademark Office, are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid, and, to the Sellers' Knowledge, enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                           (ii) No Registered Mark has been or is now involved
in any opposition, invalidation or cancellation proceeding and, to the Sellers' Knowledge, no such action is threatened with respect to any of the Marks.

                           (iii) To the Sellers' Knowledge, there is no
potentially interfering trademark or trademark application of any other Person.

                           (iv) To the Knowledge of the Sellers, no Registered
Mark is infringed or, has been challenged or threatened in any way. None of the Marks used by the Sellers infringes or to the Knowledge of the Sellers' is alleged to infringe any trade name, trademark or service mark of any other Person.

                           (v) All products and materials containing a
Registered Mark bear the proper federal registration notice where permitted by law.

                           (vi) Notwithstanding the foregoing, no qualification
in this Section 3.14(e) as to the Sellers' Knowledge shall apply to the names "SEAL", "AQUASEAL", or "PROSEAL."

                  (f) Except as set forth in Schedule 3.14(f) to the Disclosure
Letter:

                           (i) All of the registered Copyrights are currently in
compliance with formal legal requirements, are valid and, to the Sellers' knowledge, enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after Closing Date.

                           (ii) To the Sellers' Knowledge, no registered
Copyright is infringed or, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or, to the Sellers' Knowledge, is alleged to infringe any copyright of any third party or is a derivative work based upon the work of any other Person.

                           (iii) All works encompassed by any registered
Copyrights have been marked with the proper copyright notice.

                  (g) With respect to each Trade Secret material to the Business, the documentation relating to such Trade Secret is current, accurate and reasonably sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (i) The Sellers have taken reasonable precautions to
protect the secrecy, confidentiality and value of all Trade Secrets material to the Business (including the enforcement by the Sellers of a policy requiring each employee and certain contractors to execute proprietary information and confidentiality agreements substantially in the Sellers' standard form, and all current and former employees of the Sellers have executed such an agreement).

                           (ii) The Sellers have good title to and an absolute
right to use the Trade Secrets owned by them and the right to use any such Trade Secrets licensed to them, subject to the terms of any such licensing agreement. The Trade Secrets material to the Business, to Sellers' Knowledge, are not part of the public knowledge or literature and, to the Sellers' Knowledge, have not been used, divulged or appropriated to the detriment of the Sellers. No Trade Secret is subject to any adverse claim or has been challenged or, to the Sellers' Knowledge, threatened in any way or infringes any intellectual property right of any other Person.

                  (h) Except as set forth in Schedule 3.14(h) to the Disclosure
Letter:

                           (i) The Net Names have been registered in the name of
the Sellers and are in compliance with all formal legal requirements.

                           (ii) No Net Name has been or is now involved in any
dispute, opposition, invalidation or cancellation proceeding and, to the Sellers' Knowledge, no such action is threatened with respect to any Net Name.

                           (iii) To the Sellers' Knowledge, there is no domain
name application pending of any other Person which would or would potentially interfere with or infringe any Net Name.

                           (iv) To the Knowledge of the Sellers no Net Name is
infringed or, has been challenged, interfered with or, to the Sellers' Knowledge, threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

         3.15. Computer Systems
               ----------------
         Schedule 3.15 to the Disclosure Letter identifies (i) all of the software and computer databases (collectively, the "Computer Systems") that are material to the conduct of the Business by the Sellers and used by the Sellers in the conduct of the Business, (ii) whether such Computer Systems are owned or licensed by the Sellers and, (iii) if licensed, the name of such licensor. The Sellers have all legal right to use the Computer Systems as they are currently being used, and, except as set forth on Schedule 3.15 to the Disclosure Letter, the Buyers will continue to have the legal right to use the Computer Systems in this manner following the consummation of the transactions contemplated herein. The use of the Computer Systems owned by the Sellers does not, and to the Sellers' Knowledge the use of the Computer Systems licensed to the Sellers does not, infringe upon the rights of any other Person, nor have the Sellers received any notice of a claim of such infringement. Except as set forth in Schedule 3.15 to the Disclosure Letter, there are no licenses, sublicenses or other agreements relating to the use of the Computer Systems by the Sellers or third parties.

         3.16. Insurance
               ---------

         The Sellers maintain such property and casualty insurance policies in such amounts of coverage relating to the Business and related assets as are reasonably adequate with respect to all risks usually insured against in connection with the operation of businesses similar to the Business.

         3.17. Licenses, Authorizations and Permits
               ------------------------------------

         The Sellers have all licenses, authorizations and permits which are required to conduct the Business as now conducted and to use the other Purchased Assets, all of which are listed on Schedule 3.17 to the Disclosure Letter. The Sellers are not in violation or default under any such license, authorization or permit. The Sellers know of no reason why any of the same should not be renewed upon expiration upon substantially the same terms as presently applicable.

         3.18. Compliance with Law
               -------------------

         The Sellers have complied with all Federal, state and municipal laws, ordinances, rules and regulations and any private limitations, restrictions, covenants or conditions relating to the Purchased Assets or the operation or conduct of the Business. The Sellers are in full compliance with all health and safety laws, and price and wage control laws.

         3.19. Employment of Officers, Employees and Consultants; Prior Conduct; Etc.
               -----------------------------------------------------------------

                  (a) Except as disclosed in Schedule 3.19(a) to the Disclosure Letter the Sellers have no employment, retention, extension, continuation, or other similar contracts with any employee of the Sellers who is listed in
Schedule 9.7.

                  (b) Except as set forth on Schedule 3.19(b) to the Disclosure Letter, no labor organization or group of employees is, or during the past five years has been, recognized or certified as representatives to the Sellers for any current or former employees of the Sellers in connection with the Business. No labor organization or group of employees of the Sellers has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or to the Knowledge of the Sellers, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of Sellers, there are no organizing activities involving the Sellers related to the Business pending with any labor organization or group of employees of the Sellers. There are no strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances, or other labor disputes pending or threatened in writing to the Sellers against or involving the Business.

                  (c) There has been no "mass layoff" or "plant closing" as defined by the Workers Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act") , with respect to the Business within the six months prior to the date hereof or within the six months prior to the Closing Date.

                  (d) The Sellers have not violated any provision of federal, state, local or foreign law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any governmental, quasi-governmental or regulatory agency regarding the terms and conditions of employment of employees, former employees or prospective employees of the Business or other labor related matters relating to the Business, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and/or arbitration awards relating to discrimination, fair labor standards, occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

                  (e) Except as set forth on Schedule 3.19(e) to the Disclosure Letter no employee of the Sellers who is listed on Schedule 9.7 to become an employee of Parent and the Buyers at or after the Closing has any claim against the Sellers related to the Business (whether under federal, state, local or foreign law), under any employment agreement or otherwise, on account of or for:
(i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any accrued benefits, including vacation, time off or pay in lieu of vacation or time off, or medical benefits other than vacation or time off (or pay in lieu thereof) that has been accrued in the Ordinary Course of Business in accordance with existing policies; or (iv) any violation of any statute, ordinance or regulation relating to payment of wages and fringe benefits, minimum wages or maximum work hours.

                  (f) Schedule 3.19(f) to the Disclosure Letter lists all current employees of the Sellers related to the Business as of September 30, 2001, which list includes the base salary and job title of each such employee.

         3.20. No Unlawful Payments
               --------------------

         Neither the Sellers or to the Knowledge of the Sellers any director, officer or employee acting on behalf of the Sellers in connection with the Business has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees from corporate funds or established or maintained any unlawful or unrecorded funds, or violated any provisions of the Foreign Corrupt Practices Act of 1977 or any rules or regulations promulgated thereunder.

         3.21. No Commissions Due
               ------------------

         Except as set forth on Schedule 3.2 to the Disclosure Letter the Sellers have not entered into any contract with, or made any representations to, any Person, firm or corporation, including but not limited to any finder, agent, broker or investment banker, providing for any finder's or brokerage fee or other commission to be paid by the Sellers or the Buyers or the Parent in connection with or related to this Agreement or the transactions herein contemplated.

         3.22. Customers and Vendors
               ---------------------

         Schedule 3.22 to the Disclosure Letter contains (a) a list of all written agreements and oral agreements with any customer of, or vendor to, the Business, including any arrangement for financing or assisting in the financing of such agreements, (b) a list of all of the customers of the Business who in the most recently completed full fiscal year and/or the first half of the current fiscal year accounted individually for more than 5% of the Seller's sales of products or services relating to the Business, and (c) a list of all vendors to the Sellers who in the most recent full fiscal year and/or the first half of the current fiscal year accounted individually for more than 10% of the Sellers' purchases of goods and/or services relating to the Business. The Sellers' relationship with significant customers of and vendors to the Business is good, and to the Knowledge of the Sellers there is no intention of any such customer or vendor to terminate or modify any of such relationships.

         3.23. No Untruths, Misstatements or Omissions
               ---------------------------------------

         No representation or warranty by, or information furnished by the Sellers contained in this Agreement or the Disclosure Letter, contains or will contain any untrue statement or misstatement of a material fact or intentionally omits or will omit any statement of a material fact necessary to make the statements of fact contained herein or therein not misleading.

         3.24. Subsidiaries and Affiliates
               ---------------------------

         The Sellers (a) have no legal or equitable interest in any other company, partnership or business enterprise, other than the subsidiaries of the Seller, that owns or operates any assets related to the Business; and (b) have no contract or agreement for the purchase of a legal or equitable interest in any other corporation, partnership or business enterprise that would own or operate any assets related to the Business.

         3.25. Solvency
               --------

                  (a) The Sellers are not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of the Sellers exceed the present fair saleable value of the Sellers' assets.

                  (b) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) the Sellers will be able to pay their liabilities as they become due in the usual course of its business; (ii) the Sellers will not have unreasonably small capital with which to conduct their present or proposed business; (iii) the Sellers will have assets (calculated at fair market value) that exceed their liabilities; and (iv) taking into account all pending and, to the Knowledge of the Sellers, threatened litigation, final judgments against the Sellers in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Sellers will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Sellers. The cash available to the Sellers, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

         3.26. Environmental Matters
               ---------------------

                  (a) Except as set forth in Schedule 3.26 to the Disclosure Schedule, the Sellers are and always have been in compliance with all applicable Environmental Laws with respect to the Business which compliance includes, but is not limited to, the possession by the Sellers of all Environmental Permits and other governmental authorizations and approvals required with respect to the Business under all Environmental Laws, and compliance with the terms and conditions thereof, and the proper handling and disposal of all Hazardous Materials.

                  (b) Except as set forth in Schedule 3.26, there is no Environmental Claim related to the Business pending or to the Sellers' knowledge threatened against the Sellers.

                  (c) Except as set forth in Schedule 3.26, there are no past or present actions, activities, circumstances, conditions, events or incidents related to the Business, including, without limitation, the handling, manufacture, treatment, storage, use, generation, release, emission, discharge, presence or disposal of any Hazardous Materials related to the Business that could reasonably be expected to form the basis of any Environmental Claim related to the Business against the Sellers.

                  (d) Without in any way limiting the generality of the foregoing: (i) except as set forth in Schedule 3.26, there is no asbestos contained in, on, or forming part of any land, building, building component, equipment, structure or office space related to the Business and being transferred by Sellers to the Buyers (by deed, assignment of lease, sublease or otherwise) hereunder, which asbestos is friable, deteriorating or in need of removal or replacement for the purpose of protecting human health or the environment.

                  (e) Except as set forth in Schedule 3.26, the Sellers have not engaged in or permitted any release, discharge, dumping or disposal of any Hazardous Materials on, in, under or about any land, building, building component, equipment, structure or office space related to the Business and being transferred by Sellers to Buyers (by deed, assignment of lease, sublease or otherwise) hereunder other than in compliance with applicable Environmental Laws.

                  (f) The sale of the Purchased Assets does not require the advance notice to or prior approval, consent or permission of any federal, state or local agency, board, body or official pursuant to Environmental Law.

                  (g) Except as set forth on Schedule 3.26, the Sellers have not formerly and do not now own, control, or operate any above ground or below ground storage tanks for the storage of Hazardous Materials in or on any real property being transferred by the Sellers to the Buyers (by deed, assignment of lease, sublease or otherwise) hereunder, or engage in any activity related to the Business which requires an Environmental Permit. Sellers have delivered to the Buyers and the Parent accurate and complete copies of all reports, audits or assessments ever received by the Sellers related to the Business regarding Hazardous Materials in or on any real property being transferred by the Sellers to the Buyers (by deed, assignment of lease, sublease or otherwise) hereunder.

                  (h) For purposes of this Section 3.26 the following terms shall have the meanings ascribed to them below:

                           (i) "Environmental Claim" shall mean any notice of
violation, fines, penalties, action, claim, Lien, demand, abatement or other writ, judgment, decree, suit, proceeding, injunction, or similar order or direction (conditional or otherwise) by any governmental or quasi-governmental authority or any Person for or relating to personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to or other adverse effect on the environment (including natural resources), nuisance, pollution, or contamination, if resulting from or based upon (i) a Release of, or exposure to, any Hazardous Material in, into, or onto the environment (including without limitation the air, soil, surface water, or ground water) at, in, by, from, or related to any real property being transferred by the Sellers to the Buyers (by deed, assignment of lease, sublease or otherwise); (ii) the environmental aspects of the transportation, storage, treatment, or disposal of Hazardous Materials generated by the Business; or (iii) the violation or alleged violation of any Environmental Laws or any order or Environmental Permits of or from any governmental authority relating to the Business at the real property being transferred by the Sellers to the Buyers (by deed, assignment of lease, sublease or otherwise).

                           (ii) "Environmental Law" shall mean any Law relating
to protection of the environment or to protecting public health and safety, including without limitation the Comprehensive Environment Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 2601 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) as such Laws are amended or supplemented, and the regulations promulgated thereto, and any and all analogous state or local statutes, laws, regulations, standards, guidelines, requirements, orders, codes, ordinances and rules in effect prior to or at the Closing Date.

                           (iii) "Environmental Lien" shall mean any Lien in
favor of any governmental entity for Environmental Claims or Remedial Actions.

                           (iv) "Environmental Permit" shall mean any permit,
approval, authorization, license variance, registration, or permission required under any Environmental Laws.

                           (v) "Hazardous Materials" shall mean any chemical,
substance, material, or waste which is regulated by any state or local governmental authority, or by the United States, including without limitation
(a) petroleum, petroleum products, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, flammable substances, explosives, and radioactive materials, (b) any other material or substance which is defined, now or at closing, as a "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," or "toxic substance" under any provision of Environmental Law, and (c) any other chemical, material, or substance, the exposure or presence of which is now or at closing prohibited, limited, or regulated by any Environmental Law.

         3.27. Assigned Contracts
               ------------------

         The Sellers have delivered to the Buyers or made available to the Buyers a true and complete copy of each of the written Assigned Contracts and all amendments thereto. All Assigned Contracts are in full force and effect. With respect to goods and services delivered by the Sellers pursuant to the Assigned Contracts before the Closing, the Sellers have performed their obligations under the Assigned Contracts and complied with all specifications thereto, and the Sellers have not received any notice of default; nor are they in default; nor does any condition exist which with notice or the lapse of time, or both, will render the Sellers in default, under any of the Assigned Contracts. All the Assigned Contracts are fully assignable to the Buyers, provided that (a) certain of the Assigned Contracts require the consent of the other party(ies) thereto as indicated on Schedule 3.27 to the Disclosure Letter, and (b) each Assigned Contract with the United States Government may not be assigned without the consent of the Government and must be novated in accordance with the rules and regulations contained in Section 42.12, et seq., of the Federal Acquisition Regulations. The Sellers have no Knowledge that any party to any of such Assigned Contracts will not approve or consent to the assignment or novation of any of the Assigned Contracts or will otherwise prohibit or materially restrict the assignment or novation of any of the Assigned Contracts. To the Sellers' Knowledge, the other parties to the Assigned Contracts to the Business are in compliance with all material terms and conditions of such Assigned Contracts. To the Knowledge of the Sellers, no party to an Assigned Contract has notified the Sellers of its intention to terminate or materially change the nature of its transaction or relationship with the Sellers or the Buyers under any such Assigned Contract.

         3.28. Intentionally Omitted
               ---------------------

         3.29. Product Warranty
               ----------------

         Schedule 3.29 to the Disclosure Letter sets forth an accurate, correct and complete statement of all written warranties and warranty policies, service agreements and maintenance agreements of the Sellers related to the Business. No products heretofore manufactured, processed, assembled, distributed, sold, delivered, leased or serviced by the Sellers in connection with the Business are now subject to any guarantee or warranty of the Sellers, claim for product liability, or patent or other indemnity, other than those set forth in Schedule
3.29 to the Disclosure Letter. All warranties are in conformity with the labeling and other requirements of applicable laws. The product warranty and return experience of the Sellers relating to the Business for the two (2) previous fiscal years and the first six (6) months of the current fiscal year is set forth in Schedule 3.29 to the Disclosure Letter.

         3.30. Product Liability
               -----------------

         Schedule 3.30 to the Disclosure Letter sets forth an accurate, correct and complete list of all existing claims, liabilities, or obligations arising from, or alleged to arise from, any injury to person (including current and former employees) or property as a result of the manufacture, sale, ownership, possession, or use of any product of the Sellers related to the Business manufactured, sold, assembled, distributed, transported or serviced prior to the date hereof. All such claims are or will be fully covered by the Sellers' product liability insurance or otherwise provided for and the Sellers or its insurance carriers shall satisfy and discharge all such claims. There have been no recalls of the Sellers products relating to the Business, and none are threatened or pending. No report of safety concerns has been filed or is required to have been filed by the Sellers with respect to any products of the Sellers related to the Business under any applicable law, rule, or regulation.

         3.31. Contracts; No Defaults
               ----------------------

                  (a) Schedule 3.31 to the Disclosure Letter contains a list of the following contracts, agreements, etc. which is true, complete and correct in all material respects. Sellers shall promptly provide the Buyers with a true and complete copy of such document or instrument upon request.

                           (i) any and all leases of real property relating to
the Business to which any Seller is a party (as lessor or as lessee);

                           (ii) any and all existing contracts and commitments
(including, without limitation, outstanding proposals to customers and customer orders, contracts for the purchase or sale of merchandise or services, mortgages, deeds of trust, indentures, loan agreements and credit agreements) relating to the Business or the Purchased Assets to which any Seller is a party which require further payments or have further obligations of a value in excess of $10,000;

                           (iii) any and all agreements of guarantee or
indemnification to which any Seller is a party relating to the Business or the Purchased Assets;

                           (iv) any and all agreements or commitments to which
any Seller is a party containing a covenant limiting or purporting to limit the freedom of the Sellers to compete with any Person in any geographic area or engage in any line of business to the extent any such agreement or commitment might relate to or affect the Business or any of the Purchased Assets;

                           (v) any and all joint ventures, contracts or similar
arrangements to which any Seller is a party relating to the Business or the Purchased Assets which involve a sharing of profits with or future payments to other Persons;

                           (vi) any and all agreements or commitments to which
any Seller is a party relating to the Business or the Purchased Assets for the sale of any non-standard materials, products, services or supplies and the value of the undelivered balance of such materials, products or supplies exceeds $10,000;

                           (vii) any and all license agreements, permits,
distributorship agreements, dealer agreements, franchise agreements, manufacturer's representative agreements, sales agency agreements or other similar agreements or commitments to which any Seller is a party relating to the Business or the Purchased Assets;

                           (viii) any and all agreements or commitments for the
assignment, sale or other transfer by the Sellers of any contract or lease (or right to payment thereunder) relating to the Business by which it leases materials, products or other property to or from a third party;

                           (ix) any and all agreements or commitments to which
any Seller is a party for the acquisition, construction or sale of fixed assets relating to the Business or the Purchased Assets which require further payments, or have further obligations, in excess of $10,000;

                           (x) any and all agreements or commitments to which
present or former employees of the Business and the Sellers are parties;

                           (xi) any and all agreements or commitments for the
sale of any of the Purchased Assets or any other assets, properties or rights of the Sellers relating to the Business which require further payments or have further obligations in excess of $10,000 or for the grant of any preferential rights to purchase any of the Purchased Assets or the assets, properties or rights of any Seller relating to the Business;

                  (b) The agreements, contracts, plans, leases, instruments, rights, registrations, applications, policies, permits, franchises, certificates, arrangements, licenses and commitments listed on Schedule 3.31 to the Disclosure Letter are collectively referred to herein as the "Commitments". The representations and warranties of the Sellers contained in Section 3.27 hereof relating to the Assigned Contracts shall also apply to the Commitments in the same manner as if they were recited herein. The Sellers further represent and warrant:

                           (i) that all such Commitments which are oral are
truthfully and accurately described on Schedule 3.31 to the Disclosure Letter;
and

                           (ii) except as set forth in Schedule 3.31 to the
Disclosure Letter, to the Knowledge of the Sellers, no party to a Commitment has notified the Sellers of its intention to terminate or materially change the nature of its transaction or relationship with the Sellers or the Buyers under any such Commitment;

         3.32. No Other Warranties
               -------------------

         In connection with the transactions contemplated hereby, except as expressly set forth in this Section 3, the Sellers make no representations or warranties whatsoever.

     4. Representations and Warranties of the Parent and the Buyers
        -----------------------------------------------------------

         The Parent and the Buyers jointly and severally hereby represent and warrant to the Sellers as follows:

         4.1. Corporate Authorization
              -----------------------

         This Agreement and the Closing Documents to which the Parent or the Buyers are parties and the consummation of the transaction contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Parent and the Board of Directors or other governing body, and to the extend required, by the shareholders, of the Parent and the Buyers. This Agreement and the Closing Documents to which the Buyers and the Parent are parties, when duly executed by the Parent and the Buyers and delivered by all the parties hereto and thereto, as the case may be, will be the legal, valid and binding obligations of the Parent and the Buyers.

         4.2. Due Incorporation; Good Standing
              --------------------------------

         The Parent and each of the Buyers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         4.3. Commissions
              -----------

         Neither the Parent nor the Buyers have entered into any contract with, or made any representation to, any Person, firm or corporation providing for any finder's or brokerage fee or other commission to be paid either by the Sellers or the Parent or the Buyers in connection with or related to this Agreement or the transactions herein contemplated.

         4.4. No Conflict
              -----------

         The execution, delivery and performance of this Agreement and the Closing Documents by the Buyers and the Parent, with or without the giving of notice and/or the passage of time, will not: (a) violate any provision of law applicable to the Buyers and the Parent; (b) conflict with, result in the breach or termination of any provision of, or constitute a default under the Buyers' or the Parent's charter or by-laws or any indenture, mortgage, note, deed of trust, license, permit, lease, obligation or other agreement or instrument to which the Buyers or the Parent is a party or by which the Buyers or the Parent may be bound; (c) violate any order, ruling, writ, injunction or decree of any court, administrative agency or governmental body which violation would adversely affect the Buyers' or the Parent's ability to consummate the transactions contemplated hereby.

         4.5. Financial Condition
              -------------------

         The Parent has a written commitment from a financial institution to lend the funds necessary to enable the Parent and the Buyers to consummate the transactions and perform the obligations contemplated by this Agreement.

         4.6. Litigation
              ----------

         No action, suit, claim, investigation, administrative proceeding, arbitration or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the Parent's and the Buyers' Knowledge, threatened against either of them which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or otherwise could reasonably be expected to materially adversely affect the Parent's or Buyers' ability to consummate the transactions and perform the obligations contemplated hereby.

         4.7. Investigation and Evaluation
              ----------------------------

         The Parent and the Buyers acknowledge that: (a) they are experienced in the operation of the type of business to be acquired by the Buyers from the Sellers hereunder, (b) they and their representatives have been given the opportunity to examine, to the extent deemed necessary and desirable by them, all books, records and other information provided by the Sellers with respect to the Business, the Purchased Assets and the Assumed Liabilities, and (c) they are fully capable of evaluating the adequacy and accuracy of the information and material obtained by them in the course of such examinations.

         4.8. Forecasts and Projections
              -------------------------

         The Parent and the Buyers acknowledge that there are uncertainties inherent in attempting to make projections and forecasts and render opinions, they are familiar with such uncertainties, and they recognize that any projections, forecasts or opinions furnished to them by the Sellers are subject to such uncertainties and that the actual results of the Business could differ materially from any results anticipated in such projections, forecasts and opinions.

     5. Certain Covenants and Agreements Prior to Closing
        -------------------------------------------------

         5.1. Access to and Information Concerning Properties and Records, Etc.
              -----------------------------------------------------------------

         The Sellers will give to the Parent and the Buyers and their counsel, accountants and other representatives, reasonable access during normal business hours throughout the period prior to the Closing Date to all of the properties (including, but not limited to, leased real property and equipment), books, contracts, commitments and records of the Sellers relating to the Business and will furnish to the Buyers and the Parent during such period all such information concerning its affairs as they may reasonably request. The Buyers and the Parent acknowledge that certain of the information heretofore and to be furnished to them is proprietary to the Sellers and confidential and is and shall be subject to the terms of the Mutual Nondisclosure Agreement between HC and the Parent dated April 25, 2001.

         5.2. Conduct of Business by the Sellers Pending the Closing Date
              -----------------------------------------------------------

         The Sellers hereby agree that, prior to the Closing Date and except as otherwise consented to or approved by the Parent in writing (which consent or approval shall not unreasonably be withheld), they will:

                  (a) use reasonable efforts to operate the Business only in the usual, ordinary manner and, to the extent consistent with such operation, (i) preserve their present business organization intact; (ii) keep available the service of its present officers and employees; (iii) preserve their present relationships with Persons having business dealings with them in connection with the Business; and (iv) maintain in confidence all of the confidential relationships, rights and affairs relating to the Business, except to the extent shared solely with the Parent and the Buyers as herein provided;

                  (b) maintain all of the properties relating to the Business in satisfactory repair, order and condition and maintain insurance upon all of such properties and with respect to the conduct of the Business in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                  (c) maintain the books, accounts and records of the Business in accordance with generally accepted accounting principles in the usual and ordinary manner, on a basis consistent with prior years, and comply with all laws applicable to them and to the conduct of the Business and perform all of their obligations relating to the Business without default;

                  (d) make no modification or adverse change in any existing right, license, lease, contract, obligation, indebtedness, commitment, agreement, permit, franchise, concession or certificate relating to the Business or any other document or understanding listed on Schedule 3.31 and make no sale or other disposition of any right or privilege relating to the Business accruing to them of a value in excess of $10,000;

                  (e) confer with the Parent prior to implementing operational decisions of a material nature related to the Business;

                  (f) otherwise report periodically to the Parent regarding the operations and finances of the Business;

                  (g) make no material changes in management personnel of the Business without prior consultation with the Parent;

                  (h) comply with all legal requirements and contractual obligations applicable to the operations of the Business;

                  (i) cooperate with the Parent and assist the Parent in identifying the governmental authorizations required by the Parent and the Buyers to operate the Business from and after the Closing Date and in either transferring existing governmental authorizations of the Seller relating to the Business to the Buyers, where permissible, or obtaining new governmental authorizations for the Buyers;

                  (j) make no borrowing or mortgage or pledge of any of the properties or assets relating to the Business or the Purchased Assets and no sale or other disposition of any of the properties, rights, privileges or other assets relating to the Business or the Purchased Assets, otherwise than in the Ordinary Course of Business;

                  (k) other than in the Ordinary Course of Business, not contract for the purchase of any services, not acquire any machinery or equipment or other capital assets and not execute any new lease or renew any existing lease relating to the Business for a cost in excess of $10,000 ; and

                  (l) in addition to the foregoing requirements of subsections
(a) to (k), and without limiting their scope and effect, the Sellers shall use reasonable efforts not to take any action or refrain from taking any action which would result in a breach of any of their representations and warranties contained in this Agreement, and shall cooperate with the Parent and the Buyers and use reasonable efforts to cause all of the conditions to the obligations of the parties hereunder to be satisfied on or prior to the Closing Date.

         5.3. Third Party Consents; Compliance
              --------------------------------

         The Sellers shall use reasonable efforts to obtain any and all necessary consents for the assignment or transfer of the Assigned Contracts and any other note, contract, lease, license, or permit to be assigned or transferred hereunder and to perform their duties under such notes, contracts, leases, licenses, and permits without default until the Closing.

         5.4. Customers and Vendors
              ---------------------

         The Sellers agree to introduce the Parent to, or otherwise facilitate a meeting with, such of the customers listed on Schedule 3.22 who in the most recent fiscal year and/or expired portion of the current fiscal year accounted individually for more than 5% of total sales of the Sellers relating to the Business as the Parent shall request.

         5.5. Coordination as to Tax Matters
              ------------------------------

         The Sellers and the Buyers and the Parent shall cooperate fully with each other in connection with the required disclosures pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, if applicable.

         5.6. No Negotiations
              ---------------

         Between the date hereof and the Closing, the Sellers will refrain and use reasonable efforts to cause each other Person acting for or on behalf of the Sellers to refrain from taking, directly or indirectly, any action (i) to seek, encourage or accept any offer or proposal from any Person to acquire any assets related to the Business (other than in Ordinary Course of Business and consistent with past practice) or any interests therein or (ii) to dispose of or transfer or negotiate or reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to transfer any assets related to the Business (other than in the Ordinary Course of Business and consistent with past practice). If any of the Sellers receive from any Person (other than the Buyers and the Parent) any offer, proposal, or informational request that is subject to this Section 5.6, the Sellers will promptly so advise the Parent, will promptly advise such Person by written notice of the terms of this Section 5.6, and will promptly deliver a copy of such notice to the Buyers.

         5.7. Notification
              ------------

                  (a) Between the date of this Agreement and the Closing, the Sellers, on the one hand, and the Parent and the Buyers, on the other shall promptly notify the other parties in writing if they become aware of (i) any fact or condition that causes or constitutes a breach of any party's representations and warranties made in or pursuant to this Agreement or (ii) the occurrence after the date of this Agreement of any fact or condition that would be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty of the Sellers or the Parent or the Buyers had that representation or warranty been made as of the time of the occurrence of, or the party's discovery of, such fact or condition. Should any such fact or condition require any change to a Schedule of Sellers to this Agreement or the Disclosure Letter, the Sellers shall promptly deliver to the Parent a supplement to the appropriate Schedule specifying such change. Such delivery shall not affect any rights of the Parent under Section 9.2 and Article 11.

                  (b) During the same period, the Sellers also shall promptly notify the Parent of the occurrence of any breach of any covenant of the Sellers in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

                  (c) During the same period, the Parent and the Buyers also shall promptly notify the Sellers of the occurrence of any breach of any covenant of the Parent and the Buyers in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

         5.8. Required Approvals
              ------------------

         The Sellers shall use their reasonable efforts to obtain all consents, waivers, approvals, authorizations, or orders and the Sellers shall make all filings at its own expense and give all notices required in connection with the authorization, execution, and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby. The Sellers shall also cooperate with the Parent and its representatives with respect to all filings that the Parent elects to make or shall be required to make in connection with this Agreement or the transactions contemplated hereby. Except where prohibited by applicable statutes and regulations, the Sellers shall promptly provide the Parent (or its counsel) with copies of all filings made by the Sellers with any state or federal government entity (other than filings with the Securities and Exchange Commission) in connection with this Agreement or the transactions contemplated hereby.

         5.9. WARN Act Notification
              ---------------------

         The Sellers agree to timely perform and discharge all requirements under the WARN Act, and under applicable and state and local laws and regulations for the notification of its employees arising out of the sale of the Purchased Assets to the Buyers.

         5.10. Title Insurance
               ---------------

         Sellers shall cooperate with the Parent to either (i) have the title insurance policy on the Land dated April 9, 2001 re-issued to the Parent or (ii) obtain an equivalent title insurance policy on the Land, in each case as of the Closing Date and at the Parent's sole cost and expense.

         5.11. Phase I Site Assessment
               -----------------------

         The Sellers shall cooperate with the Buyers and the Parent in obtaining from Resource Engineering Associates, Inc. ("REA") a Phase I Environmental Site Assessment on the Land, at the expense of the Buyers and the Parent.

         5.12. Products Liability Insurance Coverage
               -------------------------------------

         The Sellers shall purchase effective as of the Effective Time tail coverage for its existing Products Liability Insurance policy for the Business conducted in and from the United Kingdom, the Netherlands and Hong Kong ("Tail Coverage"), which Tail Coverage shall insure the Buyers, the Parent and the Sellers against claims arising out of acts, errors and omissions occurring prior to the Closing. The Tail Coverage shall be obtained at the Sellers' sole cost and expense, for a term expiring not earlier than six years from the Closing Date. Sellers shall provide the Parent and the Buyers with evidence of said Tail Coverage and that the premium has been fully paid prior to or at the Closing. In addition, the Sellers agree to continue to maintain in effect their current products liability insurance policy providing coverage for the Business as conducted prior to the Effective Time in and from North America for a period of not less than five years after the Closing Date and shall add and maintain the Buyers and the Parent as additional insured parties under said policy.

         5.13. Agreements of the Parent and the Buyers.
               ----------------------------------------

         Except as expressly provided herein, between the date hereof and the Closing, unless otherwise consented to in writing by the Sellers, the Parent and the Buyers shall use reasonable efforts not to take any action which would result in a breach of any of their representations and warranties contained in this Agreement, and they shall cooperate with the Sellers and use reasonable efforts to cause all of the conditions to the obligations of the Parent and Buyers and the Sellers under this Agreement to be satisfied on or prior to the Closing Date.

     6. Conditions Precedent to the Obligations of the Sellers
        ------------------------------------------------------

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1. Accuracy of Representations and Warranties
              ------------------------------------------

         The representations and warranties of the Parent and the Buyers herein contained shall have been true and correct in all material respects when made and shall continue to be true and correct in all material respects as of the Closing Date.

         6.2. Performance of Agreements
              -------------------------

         The Parent and the Buyers in all material respects shall have performed or caused to be performed all obligations and agreements and complied with or caused to be complied with all covenants and conditions contained in this Agreement to be performed or complied with by the Parent and the Buyers at or prior to the Closing Date.

         6.3. Additional Documents
              --------------------

         The Parent and the Buyers shall have caused the documents and instruments required by Section 1.7(b) and the following documents to be delivered (or tendered subject only to Closing) to the Sellers:

                  (a) such other documents as the Sellers may reasonably request for the purpose of:

                           (i) evidencing the accuracy of any representation or
warranty of the Parent and the Buyers;

                           (ii) evidencing the performance by the Parent and the
Buyers of, or the compliance by the Parent and the Buyers with, any covenant or obligation required to be performed or complied with by the Parent and the Buyers; or

                           (iii) evidencing the satisfaction of any condition
referred to in this Article 6.

         6.4. No Proceedings
              --------------

         Since the date of this Agreement, there shall not have been commenced and be continuing or threatened against the Sellers, or against any related Person of the Sellers, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the Purchased Assets and any of the transactions contemplated by this Agreement or (b) that may reasonably be expected to have the effect of preventing, delaying, making illegal, imposing material limitations or conditions on or otherwise materially interfering with any of the transactions contemplated by this Agreement.

         6.5. Third Party Consents
              --------------------

         All orders, consents, permits, authorizations, approvals, and waivers of every Person necessary to permit the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

         6.6. Other Purchase Agreements
              -------------------------

         The Other Purchase Agreements shall have been executed and delivered and the transactions contemplated thereby shall have closed or shall be closed simultaneously with the transaction which is the subject of this Agreement.

     7. Conditions Precedent to the Obligations of the Parent and the Buyers
        --------------------------------------------------------------------

         The obligations of the Parent and the Buyers to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of each of the following conditions:

         7.1. Accuracy of Representations and Warranties
              ------------------------------------------

         The representations and warranties of the Sellers herein contained shall have been true and correct in all material respects when made and shall continue to be true and correct in all material respects as of the Closing Date.

         7.2. Performance of Agreements
              -------------------------

         The Sellers in all material respects shall have performed or caused to be performed all obligations and agreements and complied with or caused to be complied with all covenants and conditions contained in this Agreement to be performed or complied with by it or them at or prior to the Closing Date.

         7.3. Environmental Review
              --------------------

         The Parent shall be satisfied pursuant to the Phase I Environmental Site Assessment conducted by REA on the Land that no material environmental, health or safety risks exist with respect to the Land.

         7.4. Title Insurance
              ---------------

         At the Parent's expense, the current title insurance policy on the Land shall have been re-issued to the Parent or the Parent shall have obtained an equivalent title insurance policy on the Land in each case as of the Closing Date.

         7.5. Additional Documents
              --------------------

         The Sellers in all material respects shall have caused the documents and instruments required by Section 1.7(a) and the following documents to be delivered (or tendered subject only to Closing) to the Parent and the Buyers:

                  (a) Releases of all encumbrances on the Purchased Assets, other than Permitted Encumbrances and encumbrances permitted by the Parent and the Buyers, including releases of each mortgage of record and reconveyances of each deed of trust with respect to the Land;

                  (b) Certificates dated as of a date not earlier than the fifteenth business day prior to the Closing as to the good standing of the Sellers, executed by the appropriate officials of the jurisdiction in which the Seller is incorporated and is licensed or qualified to do business as a foreign corporation as specified in Schedule 3.1 to the Disclosure Letter; and

                  (c) Such other documents as the Buyers or the Parent may reasonably request for the purpose of:

                           (i) evidencing the accuracy of any of the Sellers'
representations and warranties;

                           (ii) evidencing the performance by the Sellers or the
compliance by the Sellers with any covenant or obligation required to be performed or complied with by the Sellers;

                           (iii) evidencing the satisfaction of any condition
referred to in this Article 7; or

                           (iv) otherwise facilitating the consummation or
performance of any of the transactions contemplated by this Agreement.

         7.6. Further Instruments, Documents
              ------------------------------

         The Parent and the Buyers shall have received such other instruments and documents as they shall have reasonably requested.

         7.7. Keys, Etc.
              ----------

         The Buyers shall have received such keys, lock and safe combinations and other similar items as the Parent and the Buyers shall reasonably require to obtain full occupation and control of the assets purchased hereunder.

         7.8. No Adverse Change
              -----------------

         There shall have been no material adverse change to the Purchased Assets or the properties, financial condition of the Business being transferred hereunder since October 7, 2001 (other than changes related to general economic or market conditions).

         7.9. Books and Records
              -----------------

         The Parent and the Buyers shall have received all books and records of or pertaining to the Business and the Purchased Assets which are required to be transferred to the Buyers at the Closing pursuant to Section 1 hereof.

         7.10. Third Party Consents
               --------------------

                  (a) To the extent that any Assigned Contract listed on
Schedule 7.10 to the Disclosure Letter or any material Assigned Contract subsequently entered into by the Sellers or between the date hereof and the Closing Date shall require the consent to any aspect of the proposed transaction of any other Person, such consent shall have been obtained.

                  (b) All orders, consents, permits, authorizations, approvals, and waivers of every Person necessary to permit the Parent and the Buyers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                  (c) The Sellers shall have delivered to the Parent and the Buyers, to the extent practicable, duly executed subcontracts subcontracting to the Buyers the Sellers' performance of all the Assigned Contracts that may not be assigned without the consent of the other party each of which subcontracts shall remain in effect until the Buyers have received either (a) an assignment, with the consent of the other party, of the Assigned Contract to which the subcontract relates, or (b) a substitution of the Buyers for the Seller, in the Assigned Contract to which the subcontract relates.

         7.11. No Casualty
               -----------

         There shall not have occurred and be continuing any damage, destruction or loss (whether or not covered by insurance) in excess of an aggregate of $50,000 affecting the Purchased Assets.

         7.12. No Proceedings
               --------------

         Since the date of this Agreement, there shall not have been commenced and be continuing or threatened against the Parent or the Buyers, or against any related Person of the Parent or the Buyers, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated by this Agreement.

         7.13. Other Purchase Agreements
               -------------------------

         The Other Purchase Agreements shall have been executed and delivered and the transactions contemplated thereby shall have closed or shall be closed simultaneously with the transaction which is the subject of this Agreement.

     8. Survival of Representations and Warranties; Indemnification; Etc.
        -----------------------------------------------------------------

         8.1. Survival
              --------

                  (a) All representations and warranties respectively made by the Sellers and the Buyers and the Parent in this Agreement, including without limitation, all representations and warranties made herein or in any Exhibit or Schedule hereto or to the Disclosure Letter or in the Closing Documents, shall survive the Closing until the last day of the twenty-first (21st) full month, excluding partial months, following the Closing Date, provided, however, that any claims arising in connection with a breach of any of the representations and warranties contained in Section 3.6 (Taxes), Section 3.13 (Employee Benefits),
3.19 (Employment), Section 3.21 (Commissions), Section 3.25 (Solvency), Section
3.26 (Environmental Matters), and 3.30 (Product Liability) shall survive until the date of expiration of the statute of limitations applicable to such claim and any extensions thereof; provided, further, that any claims with respect to any matter described in (i) Section 3.1(Organization), Section 3.7 (Title),
Section 3.3 (Authorization), Section 4.1 (Corporate Authorization) and Section
4.2 (Due Incorporation) shall survive indefinitely and (ii) the representations and warranties in Section 3.29 (Product Warranty) shall survive for the period set forth in Section 9.3 hereof (collectively, as applicable, the "Survival Date").

                  (b) All covenants and agreements respectively made by the Sellers and the Buyers and the Parent in this Agreement to be performed after the Closing Date shall survive the Closing, and will remain in full force and effect thereafter until (i) in the case of all covenants and agreements that have specified terms or periods, until the expiration of the terms or periods specified therein; and (ii) in the case of all other covenants and agreements that do not have specified terms or periods, until the fulfillment thereof.

                  (c) Notwithstanding the foregoing, any representation, warranty, or agreement as to which a bona fide claim for indemnification has been asserted in accordance with Section 8.2 or 8.3 hereof prior to the Survival Date set forth in Section 8.1(a) hereof will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such Survival Date until such claim is resolved by arbitration or by settlement. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, agreements and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation and warranty (as modified by the Disclosure Letter and schedules thereto at the time of the execution of this Agreement), covenant, or obligation. The waiver of any condition of Closing based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not, unless otherwise agreed to in writing by both parties, affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         8.2. Sellers' Agreement to Indemnify
              -------------------------------

         The Sellers hereby jointly and severally agree to indemnify and save the Parent, its affiliates, including the Buyers, and their shareholders, officers and directors (each a "Parent Indemnified Party") harmless from or against any and all damages, losses, obligations, settlement payments pursuant to Section 8.7 hereof, liabilities, claims, actions or causes of action, encumbrances, costs, and expenses (including all reasonable attorney's fees, interest and penalties) (collectively, "Losses") suffered, sustained, reasonably incurred or required to be paid by a Parent Indemnified Party resulting from each of the following:

                  (a) the untruth, inaccuracy or breach or nonfulfillment of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement, the Closing Documents or in any Exhibit or Schedule hereto or to the Disclosure Letter. No materiality or Sellers' Knowledge qualification contained in the foregoing documents delivered hereunder shall be taken into account in determining the aggregate amount of the Parent Indemnified Parties' Losses, except for the Sellers' Knowledge qualifications set forth in Sections 3.9 (Litigation), 3.14(d), (e), (f), (g) and (h) (Intellectual Property Assets),
3.15 (Computer Systems), 3.22 (Customers and Vendors), 3.25(b)(iv) (Solvency), 3.26(b) (Environmental), 3.27 (Assigned Contracts) and 3.31(b) (Commitments);

                  (b) the assertion against a Parent Indemnified Party or the Purchased Assets of any liability or obligation of the Sellers or their affiliates, shareholders, officers and directors not expressly assumed by the Parent or the Buyers pursuant to this Agreement (whether or not disclosed to the Parent), including but not limited to the Excluded Liabilities under Section 1.5 hereof;

                  (c) except as otherwise specifically provided in Sections 9.4,
9.5 and 9.6 hereof, any product or component thereof manufactured by or shipped, or any services provided by, the Sellers, in whole or in part, prior to the Closing Date;

                  (d) any liability for Losses arising out of any claims disclosed on Schedule 3.9 to the Disclosure Letter asserted by Brian T. Henry, Erin K, Henry, Drew P. Henry and Sarah H. Henry or any facts or circumstances upon which such claims or litigation were based.

         8.3. Parent's Agreement to Indemnify
              -------------------------------

         The Parent and the Buyers jointly and severally hereby agree to indemnify and save the Sellers, their affiliates, shareholders, officers and directors (a "Seller Indemnified Party") harmless from or against any and all Losses suffered, sustained, reasonably incurred or required to be paid by a Seller Indemnified Party resulting from or relating to each of the following:

                  (a) the untruth, inaccuracy or breach or nonfulfillment of any representation, warranty, covenant or agreement of the Parent or the Buyers contained in this Agreement, the Closing Documents or in any Exhibit or Schedule hereto;

                  (b) any failure to satisfy any obligation or liability for any Assumed Liabilities; and

                  (c) any liabilities or obligations arising out of the operation of the Business or the use of the Purchased Assets by the Parent or the Buyers after the Closing Date (except for those liabilities or obligations of the Sellers otherwise set forth in this Agreement).

         8.4. Indemnification Procedures
              --------------------------

                  (a) No claim for indemnification shall be made against the Parent and the Buyers under this Agreement after the Survival Date unless prior to the Survival Date a Seller Indemnified Party shall have given written notice of such claim for indemnification. No claim for indemnification shall be made against the Sellers under this Agreement after the Survival Date, unless prior to such date a Parent Indemnified Party shall have given written notice of such claim for indemnification. Notwithstanding the foregoing, any representation, warranty, or agreement made by the Sellers or the Parent or the Buyers as to which a bona fide claim for indemnification has been asserted in accordance with
Section 8 hereof (including the preceding sentences of this subsection (a)) during the applicable survival period set forth in Section 8.1 hereof will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such survival period until such claim is resolved by arbitration or by settlement.

                  (b) If an indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 8.2 or 8.3 hereof (irrespective of the Basket provided for in Section 8.5 hereof) and such matter involves: (i) any claim made against the indemnitee by any Person other than a Parent Indemnified Party or a Seller Indemnified Party or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the indemnitee by any Person other than a Parent Indemnified Party or a Seller Indemnified Party, the indemnitee will give the indemnifying party prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will: (i) provide (with reasonable specificity) the basis on which indemnification is being asserted; (ii) set forth the actual or estimated amount of damages for which indemnification is being asserted, if known; and (iii) be accompanied by copies of all relevant pleadings, demands, and other papers served on the indemnitee. The failure to provide the notice promptly will not relieve the indemnifying party of its obligations under this Section 8 except to the extent of any damages that would not have been incurred if the notice had been given promptly.

                  (c) If an indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 8.2 or 8.3 hereof (irrespective of the Basket provided for in Section 8.5) and such matter involves a claim or proceeding made by any Parent Indemnified Party or Seller Indemnified Party against the indemnitee, the indemnitee will give the indemnifying party prompt written notice of such claim. Such notice will: (i) provide (with reasonable specificity) the bases for which indemnification is being asserted; and (ii) set forth the actual or estimated amount of damages for which indemnification is being asserted. The failure to provide the notice promptly will not relieve the indemnifying party of its obligations under this Section 8 except to the extent any damages that would not have been incurred if the notice had been given promptly. The indemnifying party will have a period of 30 days after the delivery of each notice required by this Section 8.4(c) during which to respond to such notice. If the indemnifying party accepts (in writing) full responsibility for the claim described in such notice, the actual or estimated amount of damages reflected in such notice will be conclusively deemed a liability that the indemnifying party owes, and, subject to Section 8.5, will pay (in cash) within ten (10) days, to the indemnitee. If the indemnifying party has disputed such claim or does not respond within such 30-day period, the indemnifying party and the indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin, the indemnifying party and the indemnitee shall resolve such disputes through arbitration.

                  (d) The indemnifying party will have a period of 30 days after the delivery of each notice required by Section 8.4(b) hereof during which to respond to such notice. If the indemnifying party elects to defend the claim described in such notice or does not respond within such 30-day period, the indemnifying party will be obligated to settle or defend such claim, at its own expense and by counsel chosen by the indemnifying party and reasonably satisfactory to the indemnitee. The indemnitee will cooperate fully with the indemnifying party and counsel for the indemnifying party in the defense against any such claim, and the indemnitee will have the right to participate at its own expense in the defense of any such claim. If the indemnifying party responds within such 30-day period and elects not to defend such claim, the indemnitee will be free to settle in good faith or defend (and control the defense of) such claim. The indemnitee's settlement in good faith or defense will not relieve the indemnifying party of its obligations under this Section 8.

         8.5. Basket and Limitations
              ----------------------

                  (a) The Sellers shall have no liability (for indemnification or otherwise) with respect to claims under Section 8.2(a) and the equivalent provisions to Section 8.2(a) hereof contained in the Other Purchase Agreements (each, an "Indemnity Provision") until the aggregate amount of the Parent Indemnified Parties' Losses with respect to such matters exceeds Three Hundred Thirty Thousand dollars ($330,000) (the "Basket") . No materiality or Sellers' Knowledge qualification contained in Section 3 shall be taken into account in determining the aggregate amount of the Parent Indemnified Parties' Losses, except for the Sellers' Knowledge qualifications set forth in Sections 3.9 (Litigation), 3.14(d), (e), (f), (g) and (h) (Intellectual Property Assets),
3.15 (Computer Systems), 3.22 (Customers and Vendors), 3.25(b)(iv) (Solvency), 3.26(b) (Environmental), 3.27 (Assigned Contracts) and 3.31(b) (Commitments). In the event the aggregate amount of such Losses exceeds the Basket, then the Sellers shall indemnify the Parent with respect to the aggregate amount of such Losses but only to the extent that they exceed Two Hundred Thousand dollars ($200,000). Notwithstanding the foregoing, this Section 8.5 will not apply to
(i) claims or matters arising in respect of Sections 3.1 (Organization), 3.3 (Authorization), 3.6 (Taxes), 3.7 (Title), 3.13 (Employee Benefits), 3.19 (Employment), 3.21 (Commissions), 3.25 (Solvency), 3.26 (Environmental Matters),
3.29 (Product Warranty) or 3.30 (Product Liability) or (ii) any fraud or intentional breach by any Seller of any covenant or obligation, and the Sellers will be liable for all Losses with respect to such claims, matters, breaches or acts.

                  (b) The amount of Losses subject to indemnification under this
Article 8 shall be reduced (but not below zero) by any insurance proceeds (net of reasonable expenses and other costs in obtaining such proceeds) which the indemnified party under this Agreement shall receive or otherwise enjoy with respect to the event that triggered the losses.

                  (c) The aggregate liability of the Sellers for Losses under the Indemnity Provisions shall not exceed Nine Million Nine Hundred Thousand dollars ($9,900,000). No materiality or Sellers' Knowledge qualification contained in Section 3 shall be taken into account in determining the aggregate liability of the Sellers for Losses under Section 8.2(a), except for the Sellers' Knowledge qualifications set forth in Sections 3.9 (Litigation), 3.14(d), (e), (f), (g) and (h) (Intellectual Property Assets), 3.15 (Computer Systems), 3.22 (Customers and Vendors), 3.25(b)(iv) (Solvency), 3.26(b) (Environmental), 3.27 (Assigned Contracts) and 3.31(b) (Commitments). Notwithstanding the foregoing, this Section 8.5(c) will not apply to (i) claims or matters arising in respect of Sections 3.1 (Organization), 3.3 (Authorization), 3.6 (Taxes), 3.7 (Title), 3.13 (Employee Benefits), 3.19 (Employment), 3.21 (Commissions), 3.25 (Solvency), 3.26 (Environmental Matters),
3.29 (Product Warranty) or 3.30 (Product Liability) or (ii) any fraud or intentional breach by any Seller of any covenant or obligation, and the Seller will be liable for all Losses with respect to such claims, matters, breaches or acts.

                  (d) Notwithstanding any other provision of this Agreement or of any of the Other Purchase Agreements, indemnified Losses recoverable with respect to any particular event, circumstance, state of facts, action or inaction pursuant to any of the Indemnity Provisions shall be reduced, dollar-for-dollar, by amounts actually paid with respect to such event, circumstance, state of facts, action or inaction to the Parent or any of its Affiliates pursuant to the Indemnity Provisions of any of the Other Purchase Agreements, it being the intent of this sentence to avoid possible double recovery of Losses by the Parent and its affiliates.

         8.6. Exclusive Remedy
              ----------------

         Except as set forth in this Section 8.6, from and after the Closing, the sole and exclusive remedy of the parties hereto with respect to any and all claims relating to or arising out of this Agreement shall be the indemnification provisions set forth in this Section 8. With respect to (i) fraud claims, (ii) a breach of the covenants set forth in Section 5.6, or (iii) a breach of the covenants set forth in Section 9, the remedies set forth in this Section 8 are cumulative and shall not be construed to restrict or otherwise affect any other rights or remedies that may be available to the indemnified party under any agreement, pursuant to law or otherwise. Notwithstanding the foregoing, nothing herein shall prevent any party from terminating this Agreement in accordance with Section 10.

         8.7. Indemnification Payments
              ------------------------

         The Sellers and the Parent agree that any payment required to be made under Section 8 will be paid within ten days after request or settlement between the parties or final resolution through arbitration.

         8.8. Right of Set-Off
              ----------------

         Upon written notice to the Sellers or the Buyers and the Parent, as applicable, specifying in reasonable detail the basis for a bona fide indemnification claim in accordance with Section 8.4 hereof, the claiming party may set-off the amount of the claim against sums due from the claiming party to the other party. Any disputed claim that is not resolved through negotiations between the parties shall be submitted to arbitration in accordance with Section
11.14 of this Agreement.

     9. Additional Covenants
        --------------------

         9.1. Covenants of Sellers Regarding Post-Closing Activities
              ------------------------------------------------------

                  (a) For a period of five (5) years following the Closing Date, the Sellers covenant and agree that the Sellers will not anywhere in the world, directly or indirectly, whether as principal or as agent, consultant or otherwise, alone or in association with any other Person, firm, corporation or other business organization, carry on, or be engaged, concerned or take part in, or render Competitive Business services to or own any interest or share in the earnings of or invest in the stock, bonds or other securities of, any Person, firm, corporation or other business organization which is in a Competitive Business. "Competitive Business" shall mean the graphics products business being sold by Sellers and their affiliates to the Buyers or its affiliates pursuant to this Agreement or other purchase agreements being entered into concurrently herewith as described in Schedule 1.1 hereto. Nothing herein contained, however, shall be deemed to prohibit the Sellers from (i) owning stock in public companies in pursuance of a passive investment program so long as it does not become an "Affiliate" thereof, as such term is defined in the Securities Exchange Act of 1934; (ii) engaging in any businesses being retained by the Sellers or their affiliates, as set forth in Schedule 1.1 hereto; and (iii) being acquired by any entity which is to any degree engaged in a Competitive Business. Notwithstanding the foregoing, nothing contained in this Section 9.1 shall preclude, prevent or restrict the Sellers from performing their obligations to the Buyers and the Parent under the Manufacturing Transition Services Agreement and the Foamboard Supply Agreement for the terms specified therein.

                  (b) For a period of five (5) years following the Closing Date, the Sellers shall not, for whatever reason, whether for their own account or for the account of any other Person, firm, corporation or other business organization, solicit, sell to or accept business relating to a Competitive Business from any Existing Customer (as hereinafter defined) or any "Active Prospect" (as hereinafter defined) of the Business as conducted by the Sellers or the Buyers. Active Prospect shall mean a potential customer which actually has been solicited by the Sellers in connection with the Business or the Buyers at the later of the Closing Date or one which at such time holds, but has not accepted, a proposal prepared by the Sellers or the Buyers. "Existing Customer" shall mean any customer of the Sellers in connection with the Business or the Buyers at the Closing Date, such customers to include, without limiting the foregoing, those customers of the Sellers as of the Closing as listed in
Schedule 3.22 hereto.

                  (c) For a period of five (5) years following the Closing Date, the Sellers shall not, for whatever reason, whether for their own account or for the account of any other Person, firm, corporation or other business organization (i) solicit, induce or attempt to solicit or induce any customer, supplier, licensee or other business relation of the Business to cease doing business with the Business or the Buyers or the Parent or their affiliates; (ii) intentionally interfere in any way with the contracts between the Buyers or the Parent and any customer, supplier, licensee or other business relation of the Business; (iii) hire or participate in any solicitation or attempt to solicit or hire any Person who was an employee of the Sellers or any of its affiliates as of the Closing Date or within the six-month period prior thereto while such Person is an employee of the Parent or the Buyers or their affiliates or for six
(6) months after the termination of the employment of such Person; or (iv) disparage, deprecate, or make any negative comment with respect to the Business or the Buyers or the Parent or their respective businesses, operations, or properties.

                  (d) The Sellers recognize that by reason of the Sellers' ownership of and/or operation of the Business, the Sellers may have acquired Confidential Information and trade secrets concerning the operation of the Business, the use or disclosure of which could cause the Parent or the Buyers or the Business substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, in consideration for the payment of the Purchase Price, which is recognized as adequate by the Sellers, the Sellers covenant and agree with the Parent and the Buyers that the Sellers will not at any time, except in performance of the Sellers' obligations, if any, to the Buyers or the Parent or with the prior written consent of the Parent or the Buyers, directly or indirectly, disclose any Confidential Information that the Sellers have acquired or may acquire, or use such information in a manner detrimental to the interests of the Parent or the Buyers or the Business, unless (i) such information becomes known to the public generally through no fault of the Sellers, (ii) disclosure of such information is required by law, or (iii) the Sellers reasonably believe that such disclosure is required in connection with the defense of a lawsuit against the Sellers; provided, however, that prior to disclosing any information pursuant to this Section, the Sellers shall give prior written notice of such proposed disclosure to the Parent and the Buyers, provide the Parent and the Buyers with the reasonable opportunity to contest such disclosure, and shall reasonably cooperate with all efforts to prevent such disclosure. The term "Confidential Information" means information of a material nature not previously disclosed to the public with respect to the products, facilities, intellectual property (including, without limitation, methods and trade secrets), software, source code, systems, procedures, manuals, reports, price lists, customer lists, financial information, business plans, prospects, or opportunities of the Sellers or any of their affiliates related to the Business.

                  (e) If any court of competent jurisdiction shall determine that the covenants and agreements contained in this Section 9.1 are unenforceable as to any portion of the geographical area defined or as to the duration of time stated, it may determine the rights of the parties hereunder on the balance of said geographical area or the balance of such time duration which said court determines to be just and equitable under the circumstances.

                  (f) The Sellers acknowledge that the Parent and the Buyers have relied upon the covenants contained in this Section 9.1 and that said covenants are conditions to the Parent's and the Buyers' willingness to enter into and perform their obligations under this Agreement.

                  (g) The parties agree that the Parent and the Buyers would be irreparably harmed if the Sellers do not comply with all of their obligations under this Section 9.1 and that money damages alone will not be sufficient to compensate the Buyers for such breach. Accordingly, the parties agree that Buyers shall be entitled to obtain an injunction against the continuation of any breach of this Section 9.1 without the necessity of showing money damages.

         9.2. Covenants of the Buyers and the Parent Regarding Post-Closing Activities
              -------------------------------------------------------------

                  (a) For a period of two (2) years following the Closing Date, the Buyers and the Parent covenant and agree that the Buyers and the Parent will not anywhere in North America, directly or indirectly, whether as principal or as agent, consultant or otherwise, alone or in association with any other Person, firm, corporation or other business organization, carry on, or be engaged, concerned or take part in, or render HC Competitive Business (as hereinafter defined) services to or own any interest or share in the earnings of or invest in the stock, bonds or other securities of, any Person, firm, corporation or other business organization which is in a HC Competitive Business. "HC Competitive Business" shall mean the Sellers' product lines as of the Closing Date in the framing business and in the retail foamboard business as described on Schedule 1.1 to the Disclosure Letter. Nothing herein contained, however, shall be deemed to prohibit the Buyers and the Parent from (i) owning stock in public companies in pursuance of a passive investment program so long as it does not become an "Affiliate" thereof, as such term is defined in the Securities Exchange Act of 1934; (ii) engaging in the Business, as set forth in
Schedule 1.1 hereto, and (iii) being acquired by any entity which is to any degree engaged in a HC Competitive Business. In addition, one (1) year following the Closing Date the Buyers and the Parent shall be permitted to acquire any entity which is engaged in a HC Business and to thereafter engage in the business or businesses thereby acquired. Notwithstanding the foregoing, nothing contained in this Section 9.2 shall preclude, prevent or restrict in any way the Buyers' and the Parent's ability to (A) perform their obligations to the Sellers under the Manufacturing Services Agreement and the Framing Supply Agreement and
(B) continue to manufacture and sell to the framing market: (i) mending and hinging tapes, (ii) self-adhesive textile tapes and (iii) pressure sensitive mounting and laminating films.

                  (b) The Buyers and the Parent acknowledge that the Sellers have relied upon the covenants contained in this Section 9.2 and that said covenants are conditions to the Sellers' willingness to enter into and perform their obligations under this Agreement.

                  (c) The parties agree that the Sellers would be irreparably harmed if the Buyers and the Parent do not comply with all of their obligations under this Section 9.2 and that money damages alone will not be sufficient to compensate the Sellers for such breach. Accordingly, the parties agree that Sellers shall be entitled to obtain an injunction against the continuation of any breach of this Section 9.2 without the necessity of showing money damages.

                  (d) If any court of competent jurisdiction shall determine that the covenants and agreements contained in this Section 9.2 are unenforceable as to any portion of the geographical area defined or as to the duration of time stated, it may determine the rights of the parties hereunder on the balance of said geographical area or the balance of such time duration which said court determines to be just and equitable under the circumstances.

         9.3. Payments Received
              -----------------

                  (a) Except as otherwise may be provided in this Agreement or the Closing Documents, the Sellers shall promptly remit to the Buyers all monies received by the Sellers in respect of (a) performance from and after the Effective Time under the contracts included among the Purchased Assets or (b) any account or note receivable relating to the Business and arising or generated on or after the Effective Time.

                  (b) Except as otherwise may be provided in this Agreement or the Closing Documents, the Parent and the Buyers shall promptly remit to the Sellers all monies received by the Parent and the Buyers in respect of (a) performance prior to the Effective Time under the contracts included among the Purchased Assets or (b) any account or note receivable relating to the Business and arising or generated prior to the Effective Time.

         9.4. Customer Rebates and Warranty Claims
              ------------------------------------

                  (a) The Sellers agree to reimburse the Buyers and the Parent on a dollar for dollar basis for any customer rebates authorized by the Sellers prior to the Effective Time and incurred by the Buyers and the Parent on or after the Effective Time but only with respect to invoices for sales of equipment, products and services relating to the Business by the Sellers dated prior to the Effective Time (the "Customer Rebate Costs"). Any and all customer rebates with respect to invoices for sales dated on or after the Effective Time shall be the sole responsibility of the Buyers and the Parent whether or not such customer rebates were authorized by the Sellers.

                  (b) The Sellers agree to reimburse the Buyers and the Parent on a dollar for dollar basis for costs of fulfilling bona fide warranty obligations for equipment ("Equipment Warranty Costs") and consumable products ("Consumable Products Warranty Costs") of the Business manufactured prior to the Effective Time, whether or not sold by the Sellers prior to the Effective Time, provided that: (i) in the case of equipment, the warranty claim is made by the customer not later than one (1) year following its original date of purchase by the customer and in any event no later than four (4) years after the Effective Time; and (ii) in the case of consumable products, the warranty claim is made by the customer not later than one (1) year following its original date of purchase and in any event not later than four (4) years after the Effective Time. Notwithstanding the foregoing, the Sellers shall have no obligation to reimburse the Buyers or the Parent for costs of warranty obligations with respect to any consumable products sold by the Buyers or the Parent after the Effective Time if such consumables were more than three (3) years old at the time of such sale by the Buyers or the Parent. The reimbursement of Equipment Warranty Costs and Consumable Products Warranty Costs shall be subject to the following additional terms set forth below:

                           (i) In the case of Equipment Warranty Costs, the
Sellers shall reimburse the Buyers and the Parent for the costs of repair or replacement of the equipment including labor, spare parts, and reasonable expenses in connection with travel and third-party services. Equipment Warranty Costs arising out of the replacement of equipment or a discount on the price of equipment may be incurred by the Buyers and the Parent in their sole, good faith discretion up to an amount of $10,000 for any single warranty claim. The Parent and the Buyers shall consult with the Sellers with respect to the satisfaction of any equipment warranty claim in excess of $10,000.

                           (ii) In the case of Consumable Products Warranty
Costs arising out of the replacement of such products or a discount on the price of such products, the Buyers and the Parent may incur such costs in their sole, good faith discretion up to an amount of $5,000 for any single warranty claim. The Parent and the Buyers shall consult with the Seller prior to the satisfaction of any consumable products warranty claim in excess of $5,000.

                  (c) The reimbursement procedures for Customer Rebate Costs, Equipment Warranty Costs and Consumable Products Costs shall be as follows:

                           (i) Not later than thirty (30) days following the end
of each fiscal quarter after the Closing Date, the Buyers shall deliver a statement setting forth in reasonable detail the customer rebates and the warranty claims (both for equipment and consumable products), facts reasonably demonstrating that such customer rebates and warranty claims are the obligation of the Sellers under the applicable provisions of this Section 9.4, and the dollar amounts of each (each a "Customer Rebate and Warranty Claims Statement"). The Parent and the Buyers shall make available to the Sellers the records or back-up or related materials used in preparing the Customer Rebate and Warranty Claims Statements at reasonable times and upon reasonable notice for inspection and photocopying within five (5) days of the request therefor by the Sellers.

                           (ii) Any reimbursement required under this Section
9.4 shall be due and payable to the Buyers by the Seller within twenty (20) days of the Buyers' delivery of a Customer Rebate and Warranty Claims Statement.

         9.5. Non-warranty Product Returns
              ----------------------------

                  (a) The Sellers agree to reimburse the Buyer and the Parent for costs of Non-warranty Returns by customers of products of the Business occurring after the Effective Time that were authorized by the Sellers prior to the Effective Time.

                  (b) The Buyer and the Parent agree to reimburse the Sellers if and to the extent that the Buyers' or the Parent's acceptance of any Non-warranty Returns from customers of products of the Business occurring after the Effective Time and not authorized by the Sellers should result in any charge back to or claim against the Sellers by the customer returning such products.

                  (c) As used in this Section 9.5, a "Non-warranty Return" shall mean any return of products other than a warranty return.

                  (d) The Sellers, on the one hand, and the Parent and the Buyers on the other, shall make available to the other parties the records or back-up or related materials used by such parties in determining the reimbursement obligations of the other party arising out of this Section 9.5 at reasonable times and upon reasonable notice for inspection and photocopying within five (5) days of the request therefor by the Sellers.

         9.6. AquaSeal Warranty
              -----------------

                  (a) The Sellers agree to reimburse the Buyers and the Parent on a dollar for dollar basis for all costs of fulfilling good faith warranty obligations for "Integrated Graphic Protection System" products sold prior to the Closing Date provided that the warranty claim is made by the customer within the applicable period provided by the Sellers' Integrated Graphic Protection System Material Replacement Warranty (generally sixty (60) months after the application of the AquaSEAL product.) The obligation of the Sellers shall apply to all costs reasonably incurred by the Buyers and the Parent whether arising out of the SEAL brand AquaSEAL brand liquid lamination products, inks, substrate or any other product or cause covered by such warranty and irrespective of whether the warranty claim is attributable to the products, services, actions or inaction of the Sellers, The Valspar Corporation, Vutek, Forbo-Stamoid, Mehler Haku GMBH, or any other business entity.

                  (b) Any reimbursement required under this section 9.6 shall be due and payable to the Parent and the Buyers by the Sellers within twenty (20) days of the Buyers' delivery of a statement setting forth in reasonable detail the amount of the warranty claim.

                  (c) The Parent and the Buyers shall promptly notify the Sellers of its receipt of any such warranty claim. Further, the Parent and the Buyers shall make available to the Sellers the records or back-up or related materials used by the Parent and the Buyers in determining the Sellers' reimbursement obligations arising out of the warranty obligations pursuant to subsection (a) hereof at reasonable times and upon reasonable notice for inspection and photocopying within five (5) days of the request therefor by the Sellers.

         9.7. Employee Matters
              ----------------

                  (a) Effective as of the close of business on the day preceding the Closing Date, the employment with the Sellers of each of the persons listed on Schedule 9.7 to the Disclosure Letter (the "Employees") shall be terminated, except as otherwise provided on Schedule 9.7. Any and all liabilities and obligations arising in connection with such employment terminations, including, without limitation, any liability for accrued vacations, whether or not any such liability or obligation has been disclosed to the Parent, shall be the sole responsibility of the Seller. Each of the Employees shall become employees of the Buyers as of the Closing Date, except as otherwise provided on Schedule 9.7. The Sellers shall deliver all personnel information and records relating to the Employees to the Buyers and the Parent on or prior to the Closing Date. The Buyers and the Parent shall treat such information in the same manner as similar information relating to the Parent's other employees.

                  (b) The Sellers shall use reasonable efforts to aid the Buyers and the Parent in continuing the employment of such Employees of the Sellers related to the Business at the Closing as the Buyers and the Parent desire to remain in the Business after the Closing.

                  (c) The Parent and the Buyers agree that the Employees hired by the Parent and the Buyers shall receive credit for years of service with the Sellers for purposes of any severance pay program that the Buyers may adopt with respect to terminations of employment that occur within twelve (12) months after the Closing Date.

         9.8. Removing Excluded Assets
              ------------------------

         On or before the Closing Date, (or at such later date as the parties may agree), the Sellers shall remove all Excluded Assets from all facilities to be occupied by the Buyers (the "Facilities"), except those required by the Buyers and the Parent to perform their obligations under the Manufacturing Transition Services Agreement, and shall vacate the Facilities and Real Property. Such removal and evacuation shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by the Buyers and any material disruption of the business operations to be conducted by Buyers after the Closing. Any damage to the Purchased Assets or to the facilities resulting from such removal and evacuation shall be paid by the Sellers. Should the Sellers fail to remove the Excluded Assets as required by this Section, the Buyers shall have the right, but not the obligation, (a) to remove the Excluded Assets at the Sellers' sole cost and expense; (b) to store the Excluded Assets and to charge the Sellers all storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (d) to exercise any other right or remedy conferred by this Agreement. The Sellers shall promptly reimburse the Buyers for all costs and expenses reasonably incurred by the Buyers in connection with any Excluded Assets not removed by the Sellers on or before the Closing Date or other agreed upon date. Upon the expiration of the Manufacturing Transition Services Agreement, the Sellers shall promptly remove all Excluded Assets located at the Facilities which were not removed on or before the Closing Date in accordance with this Section.

         9.9. Retention of and Access to Records
              ----------------------------------

                  (a) After the Closing Date, the Parent shall retain for a period of four (4) years those records of the Sellers delivered to the Parent. The Parent also shall provide the Sellers and their representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. Before destroying any of the aforementioned records of the Sellers, the Parent shall first make a written offer of such records to HC. If HC does not respond to such written offer within fifteen (15) days of receipt of such notice, the Parent shall have no further obligations to the Sellers with respect to such records.

                  (b) After the Closing Date, the Sellers shall retain for a period of four (4) years those records of the Sellers relating to the Business that are Excluded Assets. The Sellers shall also provide the Parent and the Buyers and their representatives reasonable access to records relating to the Business that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by the Parent or the Buyers in such notice. Before destroying any of the aforementioned records relating to the Business that are Excluded Assets, the Sellers shall first make a written offer of such records to the Parent. If the Parent does not respond to such written offer within fifteen (15) days of receipt of such notice, the Sellers shall have no further obligations to the Parent or the Buyers with respect to such records.

         9.10. License of Seal(R) Trademark and Name
               -------------------------------------

                  (a) Effective upon the Closing, the Buyers hereby grant to the Sellers an irrevocable (subject to the terms hereof), royalty-free, non-exclusive, non-assignable, non-transferable, non-sublicensable, nonworldwide right and license to use the name Seal(R) and related names and trademarks, each as described with more particularity on Schedule 9.10(a) to the Disclosure Letter (collectively, the "Seal Marks"), in connection with (i) the production by the Sellers of the products listed on Schedule 9.10(b) to the Disclosure Letter (the "Products") for a period of up to six (6) months following the Closing, and (ii) the marketing and sale of such Products and existing inventory of Products for a period not to exceed two (2) years following the Closing. The Buyers grant a license to the Sellers to use the Seal Marks in such modified form for a period of up to two (2) years following the Closing to produce the Products, and to market and sell such Products. Prior to using any such modified form of the Seal Marks, the Sellers shall submit the proposed modified form to the Buyers for its approval (which approval shall not unreasonably be withheld or delayed). The Sellers accept such grant of license, acknowledge and admit that no right, title, or interest in the Seal Marks is transferred to the Sellers other than the right to use the Seal Marks under the conditions set forth in this Section 9.10, and agree to do nothing inconsistent with the Buyers' ownership rights in or which would cause dilution of the Seal Marks.

                  (b) The Sellers shall comply with the marking provisions of the trademark laws of the United States and other jurisdiction, as applicable. The Sellers agree that, unless otherwise expressly approved in writing by the Buyers, each use of a Seal Mark by the Sellers shall be followed by either the "(R)" symbol, if such use is in the United States, or the "(TM)" symbol, if such use is in any other country.

                  (c) The Sellers shall use the Seal Marks only for the permitted uses set forth in Subsection 9.10(a) above. All Products bearing the Seal Marks shall conform, in design and quality, in all material respects with the inventory of Products existing as of Closing. If, in the reasonable opinion of the Buyers, the Products marketed by a Seller pursuant to subsection 9.10(a) above fail to conform to the foregoing standards at any time, the Buyers shall so notify the Sellers. Upon such notification, such Seller shall promptly (i.e., within 60 days) take steps reasonably satisfactory to the Buyers to cause such Seller's Products to conform to the foregoing standards.

                  (d) In addition, the Sellers shall not adopt or use any variation of the Seal Marks or any word or mark likely to be confused with the Seal Marks, except as contemplated in Subsection 9.10(a) for a two (2) year period, or as otherwise permitted by Buyers.

                  (e) The Sellers' agree and covenant to change the design of the Seal logo and modify the name Seal(R) and related names to incorporate additional differentiating words or phrases within six (6) months following the Closing and shall formulate a plan for transitioning away from the Seal Marks promptly following the Closing. Beginning on the date which is six (6) months after the Closing Date, the Sellers shall cease producing Products using the Seal Marks in unmodified form, and after the second (2nd) anniversary of the Closing, the Sellers shall cease manufacturing and selling any Product using any word or mark incorporating confusingly similar to the Seal Marks.

         9.11. Change of Corporate Names
               -------------------------

         Within fifteen (15) business days after the Closing Date, the Sellers shall take all actions and make all filings necessary to remove the words "SEAL" and "GRAPHICS" from any of the Sellers' corporate names.

     10. Termination, Waiver and Amendment
         ---------------------------------

         10.1. Termination Provisions
               ----------------------

                  (a) This Agreement may be terminated at any time prior to the Closing by mutual consent of the Sellers and the Parent.

                  (b) At any time prior to the Closing, the Parent may act alone to terminate the Agreement in the form of a written notice to the Sellers, (i) if there is or shall be any material misrepresentation, error, misstatement or omission in or material breach of any representation or warranty by the Sellers pursuant to this Agreement, the Closing Documents and any other document and instrument required to be delivered herewith, (ii) if the Sellers, in a materially adverse respect, shall breach any covenant in this Agreement, or
(iii) if there shall be a failure of any of the conditions to which the Parent's or the Buyers' obligations are subject under this Agreement.

                  (c) At any time prior to the Closing, the Sellers may act alone to terminate the Agreement in the form of a written notice to the Parent
(i) if there is or shall be any material misrepresentation, error, misstatement or omission in or material breach of any material representation or warranty by the Parent or the Buyers pursuant to this Agreement, the Closing Documents and any other document and instrument required to be delivered herewith, (ii) if the Parent or the Buyers, in a materially adverse respect, shall breach any covenant in this Agreement, or (iii) if there shall be a failure of any of the conditions to which Seller's obligations are subject under this Agreement.

         (d) This Agreement may be terminated by either the Parent or the Sellers if the Closing has not occurred by the close of business on October 12, 2001.

         10.2. Effect of Termination
               ---------------------

                  (a) In the event of termination of this Agreement pursuant to
Section 10.1(a), this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, or shareholders.

                  (b) Termination of this Agreement pursuant to Sections 10.1(b), (c) or (d) shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party for breach of this Agreement.

         10.3. Amendment
               ---------

         The parties hereto may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time.

         10.4. Waiver
               ------

         Any party may waive in writing the performance of any covenant or the fulfillment of any condition of this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same.

     11. Miscellaneous
         -------------

         11.1. Expenses
               --------

         The Parent, the Buyers and the Sellers shall pay the fees and expenses of their respective counsel, accountants and other experts representing them as well as all other expenses incurred by such parties incident to the negotiation and consummation of the transactions contemplated hereby.

         11.2. Notices
               -------

         All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery changes prepaid, or three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or one business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 11.2, except that any such change of address notice shall not be effective unless and until received.

                  (a) if to the Sellers, to

                            Hunt Corporation
                            One Commerce Square
                            2005 Market Street
                            Philadelphia, PA 19103-6999
                            Attention:  Donald L. Thompson, CEO
                            Telephone No. - (215) 841-2400
                            Fax No. - (215) 656-3714
                            with a copy (which shall not constitute notice) to:

                            John C. Bennett, Jr.
                            Drinker Biddle & Reath LLP
                            One Logan Square
                            18th & Cherry Streets
                            Philadelphia, Pennsylvania 19103-6996
                            Telephone No. - (215) 988-2810
                            Fax No. - (215) 988-2757


                  (b) if to the Parent or the Buyers, then to

                            Neschen AG
                            Hans Neschen Strasse 1
                            D-3165 Bueckeburg
                            Germany

                            with a copy (which shall not constitute notice) to:

                            William Harnisch
                            Cummings & Lockwood
                            Four Stamford Plaza
                            107 Elm Street
                            P.O. Box 120
                            Stamford, CT 06904-0120
                            Telephone No. - (203) 351-4287
                            Fax No. - (203) 550-9677

         11.3. Entire Agreement
               ----------------
         This Agreement, including the Exhibits and Schedules hereto and to the Disclosure Letter, constitutes the entire agreement among the parties and supersedes all prior agreements and undertakings, oral and written, among the parties hereto with respect to the subject matter hereof, except the Mutual Nondisclosure Agreement dated April 25, 2001 between HC and Parent.

         11.4. Binding Effect and Benefit
               --------------------------

                  (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any other Person other than the parties hereto or their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (b) If HC ceases to exist as a result of a transaction that involves a Change in Control (as defined in Section 11.15 hereof), it is specifically intended that any successor entity be bound by this Agreement. HC shall ensure that any agreement relating to a Change in Control requires the successor entity to specifically assume all liabilities under this Agreement. Failure of the successor to assume this Agreement shall be considered a breach of this Agreement by HC.

                  (c) If the Parent ceases to exist as a result of a transaction that involves a Change in Control (as defined in Section 11.15 hereof), it is specifically intended that any successor entity be bound by this Agreement. The Parent shall ensure that any agreement relating to a Change in Control requires the successor entity to specifically assume all liabilities under this Agreement. Failure of the successor to assume this Agreement shall be considered a breach of this Agreement by the Parent.

         11.5. Assignability
               -------------

                  (a) This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Buyers, the Parent and any Seller shall be permitted to assign all or any part of their rights or obligations hereunder to any entity (i) in which it has a controlling interest, (ii) which has a controlling interest in it, or (iii) which is under common control with it.

                  (b) Regardless of any assignment hereunder by the Sellers, HC shall continue to be bound by any and all obligations or liabilities of the Sellers under this Agreement, the Closing Documents and any other document or instrument required to be delivered in connection with this Agreement.

                  (c) Regardless of any assignment hereunder by the Parent or the Buyers, the Parent shall continue to be bound by any and all obligations or liabilities of the Parent or the Buyers under this Agreement, the Closing Documents and any other document or instrument required to be delivered in connection with this Agreement.

         11.6. HC Guarantee
               ------------

         HC hereby fully and forever guarantees the performance of all obligations of HHI and HGAC arising from this Agreement and the Closing Documents; provided, however, that HC may assert any defense available to HHI or HGAC other than a discharge of such obligations of HHI and HGAC due to the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against HHI and/or HGAC.

         11.7. Parent Guarantee
               ----------------

         The Parent hereby fully and forever guarantees the performance of all obligations of the Buyers arising from this Agreement and the Closing Documents;

provided, however, that the Parent may assert any defense available to the Buyers other than a discharge of such obligations of the Buyers due to the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against the Buyers.

         11.8. Severability
               ------------

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.9. Headings; Interpretation
               ------------------------

         Headings of sections and subsections contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         11.10. Counterparts
                ------------

         This Agreement and each of the Closing Documents may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and the Closing Documents and the signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement and each of the Closing Documents as to the parties and may be used in lieu of the original Agreement and the Closing Documents for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes. As promptly as practicable after the Closing Date, each party hereunder shall deliver to the other parties the original executed signature pages, but the failure to deliver such pages shall not affect the validity or enforceability of this Agreement or any of the Closing Documents.

         11.11. Governing Law
                -------------

         This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Delaware without giving effect to otherwise applicable principles of conflicts of law.

         11.12. Schedules
                ---------

         All schedules which are attached hereto are incorporated hereby by this reference.

         11.13. Announcements
                -------------

         Neither the Sellers, on the one hand, nor the Buyers or the Parent on the other, shall issue any press release or make any public announcement or disclosure relating in any way to the transactions contemplated hereby or to the negotiations of the parties concerning the same without prior written consultation with the other party as to form and content of such announcement or disclosure, provided, however, that, as to announcements or disclosures required of such party by law or by the applicable rules of any stock exchange or stock market, such party shall only be required to use its reasonable efforts to advise the other of the form and content of any such announcement or disclosure.

         11.14. Dispute Resolution
                ------------------

         All disputes arising out of or in connection with this Agreement and the transactions contemplated herein (other than disputes arising out of Section
2.3 hereof) shall be submitted to arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce. Such arbitration shall be held in Paris, France and shall be conducted in English by three (3) arbitrators appointed in accordance with said Rules.

         11.15. Definitions
                -----------

                  (a) A "Change in Control" of HC or the Parent occurs when:

                           (i) Any person, partnership, corporation, trust or
similar entity or group, that does not control more than 25% of the voting securities of such party as of the Effective Time of this Agreement, acquires or obtains control of more than 25% of the voting securities of such party;

                           (ii) More than 25% of the operating assets of such
party are sold or otherwise disposed of, or such party liquidates more than 25% of its operating assets excluding in the case of HC the sale of the Business contemplated by this Agreement; or

                           (iii) Such party merges with any other corporation,
regardless of whether such party is the surviving entity after the merger, except for a merger in which the shareholders of such party who were shareholders of such party prior to a Change in Control continue to own 75% or more of the merged companies.

         For purposes of this definition, the term "group" shall mean any person who acts in concert within the meaning of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (or under similar provisions of any applicable foreign securities laws).

                  (b) "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter. The Sellers will be deemed to have "Knowledge" of a particular fact or other matter if the officers of the Sellers have knowledge of such fact or other matter.

                  (c) "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

                           (i) is consistent in nature, scope and magnitude with
the past practices of such Person and is taken in the ordinary course of the regular, day-to-day operations of such Person; and

                           (ii) does not require authorization by the board of
directors or shareholders of such Person (or by and Person or group of Persons exercising similar authority).

                  (d) "Person" - an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or governmental body.

         11.16. Compliance with Bulk Sales Laws
                -------------------------------

         The parties hereto hereby waive compliance by the other with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                      [Signature page immediately follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                    HUNT CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    HUNT GRAPHICS AMERICAS CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    HUNT HOLDINGS, INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    SEAL GRAPHICS AMERICAS CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    SEAL USA CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    SEAL GRAPHICS TECHNOLOGIES CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    NESCHEN AG

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: